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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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deCODE genetics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

April 28, 2008

To the stockholders of deCODE genetics, Inc.:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of deCODE genetics, Inc., a Delaware corporation, to be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on May 29, 2008 at 9:00 a.m. local time. We have enclosed a (i) Notice of Annual Meeting, (ii) Proxy Statement, and (iii) proxy card. We have also enclosed our 2007 Annual Report and a return envelope for your proxy card.

        At the Annual Meeting you will be asked to elect two directors to our Board of Directors, to approve an amendment of our 2006 Equity Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your vote is important. We urge you to complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person, even if you previously returned your proxy card.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
KARI STEFANSSON Chairman, Chief Executive Officer and President

deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

Notice of Annual Meeting of Stockholders
To Be Held on May 29, 2008

        The 2008 Annual Meeting of Stockholders of deCODE genetics, Inc. will be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on May 29, 2008 at 9:00 a.m. local time, for the following purposes:

          (1)   To elect two Class I directors to hold office for a term of three years and until their successors have been duly elected and qualify;

          (2)   To approve an amendment of our 2006 Equity Incentive Plan to increase the number of shares of common stock that may be subject to awards thereunder to ten million (10,000,000);

          (3)   To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

          (4)   To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on April 7, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal.

        All stockholders are asked to complete, sign and date the enclosed proxy card and return it promptly by mail in the enclosed self-addressed return envelope, which does not require postage if mailed in Iceland or the United States.

                      By Order of the Board of Directors,

                      KARI STEFANSSON
                       Chairman, Chief Executive Officer
                      and President

April 28, 2008

deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

Proxy Statement For Annual Meeting

General Information

        This Proxy Statement is furnished by the Board of Directors of deCODE genetics, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on May 29, 2008 at 9:00 a.m. local time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, Notice of Annual Meeting and proxy card are being mailed to stockholders on or about April 28, 2008. Our principal executive offices are located at Sturlugata 8, IS-101 Reykjavik, Iceland.

Stockholders Entitled To Vote

        Only stockholders of record at the close of business on April 7, 2008 will be entitled to vote at the Annual Meeting and at all adjournments thereof.

Shares Outstanding and Quorum

        On April 7, 2008, there were outstanding and entitled to vote 61,803,360 shares of our common stock, $0.001 par value per share. Each outstanding share of our common stock is entitled to one vote on each matter to be voted upon. An executive officer who holds an aggregate of 50,000 shares of unvested restricted stock granted pursuant to our equity incentive plans, which are included in the foregoing number, has agreed not to vote such shares at the Annual Meeting.

        In order to carry on the business of the Annual Meeting, we must have a quorum. This means the holders of at least a majority of our common stock must be represented at the Annual Meeting, either by proxy or in person. Votes that are withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

How Votes are Counted

        Directors are elected by a plurality vote. The other actions proposed herein may be taken upon the affirmative vote of the majority of shares of common stock represented at the Annual Meeting either by proxy or in person, provided a quorum is present in person or by proxy. The vote required to approve any other matter that may be properly brought before the Annual Meeting will be determined in accordance with the Delaware General Corporation Law. Only votes cast "for" a matter will constitute affirmative votes. Votes that are withheld or abstentions, because they are not cast "for" a particular proposal, will have the same effect as negative votes or votes cast "against" such proposal. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of proposals which require the affirmative vote of a majority of shares represented at the Annual Meeting. However, broker non-votes, because they are not cast "for" a particular proposal, will have the same effect as negative votes or votes cast "against" proposals which require the affirmative vote of a majority of shares outstanding. Votes cast, either in person or by proxy, will be tabulated by BNY/Mellon Shareowner Services, our transfer agent, which will act as the inspector of election for the Annual Meeting.

How To Vote

        Our Board of Directors is asking for your proxy. Giving us your proxy by properly signing and returning the accompanying proxy card means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote from one or more of our director nominees. You may also vote for or against the other proposals, or abstain from voting. We will vote as you direct.

Discretionary Authority

        Subject to the rules described above regarding broker non-votes, if you sign and return your proxy card without making any specific selections as to how you wish us to vote your shares, your shares will be voted by the persons designated therein (i) "FOR" the election of the Class I director nominees, (ii) "FOR" the approval of an amendment of our 2006 Equity Incentive Plan to increase the number of shares of common stock that may be subject to awards thereunder to ten million (10,000,000), (iii) "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and (iv) in connection with the transaction of such other business as may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy. If one of the director nominees is unable to serve, or for good cause will not serve, an event that we do not anticipate, the shares represented by the accompanying proxy card will be voted for a substitute nominee designated by the Board of Directors, or the Board of Directors may determine not to elect two Class I directors at the Annual Meeting.

Multiple Proxy Cards

        You may receive more than one proxy card. This means that you have more than one account with our transfer agent and/or that you hold shares through someone else, such as a stockbroker. Each proxy card lists the number of shares being voted by such proxy card. If you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote. Please sign and return each proxy card to assure that all of your shares are voted.

Changing Your Vote

        You may revoke your proxy at any time before it is voted by (i) giving notice of revocation in writing to the Assistant Secretary of deCODE, (ii) duly executing and delivering to the Assistant Secretary of deCODE a proxy card bearing a later date, or (iii) voting in person at the Annual Meeting. However, your mere presence at the Annual Meeting does not revoke the proxy.

Stockholder Proposals for the 2009 Annual Meeting of Stockholders

        Any stockholder desiring to present a proposal for inclusion in deCODE's proxy statement or form of proxy card relating to the 2009 Annual Meeting of Stockholders must advise the Secretary of deCODE at our offices located at Sturlugata 8, IS-101 Reykjavik, Iceland of such intention in writing by December 29, 2008. Pursuant to our bylaws, any stockholder intending to propose a matter at the 2009 Annual Meeting of Stockholders, but not requesting that such matter be included in the proxy statement or form of proxy relating to the 2009 Annual Meeting, must advise the Secretary of deCODE at our offices located at Sturlugata 8, IS-101 Reykjavik, Iceland of such intention in writing by December 29, 2008. If deCODE does not receive such notice by that date, the notice will be considered untimely. Our proxy card for the 2009 Annual Meeting of Stockholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any matter of which we do not receive timely notice.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our certificate of incorporation requires that the Board of Directors be divided into three classes. The members of each class of directors serve for staggered three-year terms. Class I consists of Linda Buck and Birgit Stattin Norinder, whose terms will expire at the Annual Meeting. Class II consists of J. Neal Armstrong, James R. Beery and Earl M. Collier, Jr., whose terms will expire at the Annual Meeting in 2009. Class III consists of Kari Stefansson, Terrance McGuire and Peter Goodfellow, whose terms will expire at the Annual Meeting of Stockholders in 2010. The directors hold office until the expiration of their respective terms and until their respective successors are elected and qualify, or until death, resignation or removal.

Director Nominees

        The nominees for election to the Board of Directors are:

        Birgit Stattin Norinder, 59, has served as a director since June 2006. She currently serves as a member of our Nominating and Corporate Governance Committee. Ms. Stattin Norinder has extensive experience in the Pharmaceutical Industry and has held senior clinical development and regulatory affairs positions in Europe and the United States at Pfizer, Astra, Glaxo and Pharmacia & Upjohn. She was CEO and Chairman of UK-based Prolifix Ltd, from 1998 until the merger of Prolifix and TopoTarget in 2002. She currently serves on the boards of several biotechnology companies including Antisoma plc, Karo Bio AB, PhotoCure ASA and is chairman of the board of InDex Pharmaceuticals AB and Lauras AS.

        Linda Buck, Ph.D., 61, joined our Board of Directors in December 2005. Dr. Buck, who received a Nobel Prize in physiology or medicine in 2004 for her discoveries on the workings of the olfactory system, is a Full Member of the Basic Sciences Division at Fred Hutchinson Cancer Research Center in Seattle and is a Howard Hughes Medical Institute investigator. She also is an affiliate professor of physiology and biophysics at the University of Washington. Dr. Buck is the author of numerous scientific publications and the recipient of many honors and awards for her research. Prior to her current positions, Dr. Buck was a professor of neurobiology at Harvard Medical School. Dr. Buck holds BS degrees in psychology and microbiology from the University of Washington, and she received her PhD in immunology from the University of Texas Southwestern Medical Center at Dallas. Dr. Buck is a director of International Flavors & Fragrances, Inc.

        The Board of Directors recommends that you cast your vote FOR the election of the above named nominees to serve as the Class I Directors.

Directors

        Our current directors whose terms will extend beyond the Annual Meeting are:

        Kari Stefansson, M.D., Dr. Med., 59, has served as our President, Chief Executive Officer and a director since he co-founded deCODE in August 1996. Dr. Stefansson was appointed to serve as the Chairman of our Board of Directors in December 1999. From 1993 until April 1997, Dr. Stefansson was a professor of Neurology, Neuropathology and Neuroscience at Harvard University. In addition, from 1993 through December 1996 he was Director of Neuropathology at Beth Israel Hospital in Boston, Massachusetts. From 1983 to 1993, he held faculty positions in Neurology, Neuropathology and Neurosciences at the University of Chicago. Dr. Stefansson received his M.D. and Dr. Med. from the University of Iceland and is board-certified in neurology and neuropathology in the United States. He has published numerous articles on the genetics of common complex diseases.

        J. Neal Armstrong, 69, has served as a director since October 2003. He currently serves as Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Armstrong served as Vice President of Investor Relations of Aspect Medical Systems, Inc., a developer and manufacturer of an anesthesia monitoring system, from 2005 to 2006. Previously, Mr. Armstrong served as Vice President, Chief Financial Officer, Secretary and Treasurer of Aspect Medical Systems, Inc. from 1996 until his retirement in 2005. From 1990 to 1996, Mr. Armstrong served as Vice President of Finance, Chief Financial Officer and as a director of Haemonetics, Inc., a manufacturer of blood processing systems. From 1985 to 1990, he was the Vice President of Finance and Administration, Treasurer and Chief Financial Officer at BTU International, a manufacturer of thermal processing systems. Prior to 1985, he served for 14 years in senior operating and financial positions at Texas Instruments, Inc., an electronics company. Mr. Armstrong serves as a member of the Board of Directors and audit committee of TransMedics, Inc.

        James R. Beery, 66, has served as a director since April 2004. He currently serves as Chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee. Mr. Beery is Senior Of Counsel in the London office of Covington & Burling, an international law firm. Prior to his retirement in 2001, Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline plc, a UK-based global pharmaceutical company. From 1993 until the formation of the merged company GlaxoSmithKline, Mr. Beery served as Senior Vice President, General Counsel and Corporate Secretary of SmithKline Beecham plc. Mr. Beery holds an AB from Harvard College and a JD from Stanford Law School. He is currently a director of Martek Biosciences Corporation, Orchid Cellmark, Inc., Inion OY and the London Centre for the International Education of Students, and is a member of the Board of Visitors of Stanford Law School and the Advisory Board of the Stanford Law School Program in Law, Science and Technology.

        Earl M. "Duke" Collier, Jr., 60, joined our Board of Directors in July 2006. He currently serves as Chairman of our Compensation Committee. Mr. Collier is an Executive Vice President at Genzyme Corp. He has previously served as President of Vitas Healthcare, was a partner at the Washington, DC-based law firm of Hogan and Hartson, and served as Deputy Administrator of the Health Care Finance Administration (now CMS) in the Department of Health and Human Services. Mr. Collier received his BA from Yale University and his JD from the University of Virginia. He serves on the Board of Directors of Pervasis Therapeutics, a private company in Cambridge, Massachusetts, and Newton Wellesley Hospital.

        Peter Goodfellow, 56, joined the Board of Directors in September 2006. He currently serves as a member of our Compensation Committee. Dr. Goodfellow serves as a Scientific Advisor to Abingworth Life Science Investments, a venture capital firm that invests in both private and public life science companies. In addition, he serves as a director of the Institute of Cancer Research and as a member of several advisory boards, including the Scientific Advisory Boards of the Beaton Institute, Max Plank Institute Berlin and SCDD. Dr. Goodfellow was formerly Senior Vice President for Discovery Research at GlaxoSmithKline. He has also held senior positions at SmithKline Beecham, the Balfour chair in genetics at Cambridge University and research positions at the Imperial Cancer Research Fund. Dr. Goodfellow received his doctorate from Oxford University and held a postdoctoral fellowship at Stanford University.

        Terrance G. McGuire, 52, has served as a director since August 1996 and as Vice-Chairman of the Board of Directors since April 2000. He currently serves as a member of our Audit and Nominating and Corporate Governance Committees. He served as our Assistant Secretary from January 1998 to October 2000. Mr. McGuire is the co-founder and managing general partner of Polaris Venture Partners based in Boston. He focuses on life sciences investments. He is a director of Acceleron Pharma, AdiMAB, Life Line Screening, Microbia, MicroCHIPS, Inc. Pulmatrix, Inc. Remon Medical Technologies Inc. Tempo Pharmaceuticals and WMR Biomedical, Inc. Mr. McGuire currently serves on the boards of the Thayer School of Engineering, Dartmouth College, the National Venture Capital

Association, the MIT Center for Cancer Research and the Advisory Boards of Harvard Business School's Healthcare Initiative and The Arthur Rock Center for Entrepreneurship. Mr. McGuire received his B.S. in Physics and Economics from Hobart College, his M.S. in Engineering from Dartmouth College and his M.B.A. from the Harvard Business School.

Director Independence

        The Board has determined that all of the incumbent directors (other than Dr. Stefansson) and director nominees are "independent" as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission. The Board has designated Mr. McGuire as the lead independent director.

        In determining the independence of each of the directors, the Board considered the following matters for the year ended December 31, 2007: (i) Covington & Burling, a law firm of which Mr. Beery serves as Senior Of Counsel, provided legal services to us during the fiscal year ended December 31, 2007; (ii) North Star Venture Management 2000, LLC of which Mr. McGuire is a managing member, subleased office space in Waltham, Massachusetts to us at the same rate per square foot as North Star pays for the space under its sublease with its landlord, an unaffiliated entity; (iii) The University of Washington and affiliated institutes, at which Dr. Buck is an Affiliate Professor and investigator, respectively, purchased genotyping services and other products from us; and (iv) we received contract revenue from Genzyme Corporation, of which Mr. Collier is an officer. The Board determined that none of these matters, which occurred in the ordinary course of business and are not required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, impaired the independence of the directors.

Director Attendance

        During the year ended December 31, 2007, the Board of Directors, which consisted of Dr. Stefansson, Mr. Armstrong, Mr. Beery, Dr. Buck, Mr. Collier, Dr. Goodfellow, Mr. McGuire, and Mrs. Stattin Norinder held six (6) meetings and acted by unanimous written consent on one (1) occasion. During the year ended December 31, 2007, each incumbent director attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served. All of the incumbent directors other than Mr. McGuire attended deCODE's Annual Meeting of Stockholders in 2007. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders, the Board of Directors and committees of which he or she is a member.

Stockholder Communications

        Our Board of Directors has approved a process for stockholders to send communications to the Board. Stockholders and other parties interested in communicating directly with the Chairman or with a specific member of the Board of Directors may do so by writing to: Chairman (or such director), deCODE genetics, Inc., Sturlugata 8, IS-101 Reykjavik, Iceland. All correspondence received by deCODE and addressed to the Chairman or a specific member of the Board of Directors is forwarded, promptly upon receipt and unopened, to the Chairman or such member of the Board of Directors.

Board Committees

        The Board of Directors has (i) a Compensation Committee, (ii) a Nominating and Corporate Governance Committee, and (iii) an Audit Committee. The Board of Directors has adopted written charters for each of the committees, copies of which are available on our website at www.decode.com.

Compensation Committee

        The Compensation Committee consists of Mr. Armstrong, Mr. Collier and Dr. Goodfellow. All members of our Compensation Committee are "independent" as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission. In 2007 the Compensation Committee, held four (4) meetings and acted by unanimous written consent on two (2) occasions.

        The Compensation Committee is responsible for reviewing and approving all matters concerning the compensation of our employees, officers and consultants in accordance with the policies of our Board of Directors. The Compensation Committee administers equity incentive plans and determines the compensation for the Chief Executive Officer. The Chief Executive Officer recommends compensation packages for the remaining officers, which the Compensation Committee reviews and approves, modifies or denies. From time to time, we have retained outside human resources consulting firms to assist the Compensation Committee in establishing annual and long-term executive compensation policies by providing peer company compensation data and comparisons, reviewing our existing annual incentive program design, analyzing our use of equity compensation, and making recommendations with respect to our compensation strategy and philosophy. In 2007, Pearl Meyer & Partners provided such assistance. Decisions regarding the compensation of the directors are made by the entire Board of Directors.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Mr. McGuire, Mr. Beery, and Mrs. Stattin Norinder. All members of our Nominating and Corporate Governance Committee are "independent" as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission. In 2007 the Nominating and Corporate Governance Committee held three (3) meetings.

        The Nominating and Corporate Governance Committee identifies and reviews the qualifications of candidates and recommends nominees to serve as members of our Board of Directors and its committees and oversees (i) succession planning for the Chief Executive Officer and other executive officers as appropriate, (ii) the evaluation of the effectiveness of the Board and its committees and (iii) corporate governance matters. It is the Nominating and Corporate Governance Committee's policy to consider potential candidates for Board membership recommended by its members, management, stockholders and others. From time to time we have retained a third-party search firm to assist the Nominating and Corporate Governance Committee in identifying and evaluating potential director candidates.

        The Nominating and Corporate Governance Committee has not established any specific minimum qualifications that must be met for a recommendation for a position on the Board of Directors. Instead, the Nominating and Corporate Governance Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates for nomination to the Board of Directors, giving due consideration to diversity, experience, skill set, the ability to act on behalf of stockholders and such other criteria as it believes appropriate and in the best interests of deCODE and its stockholders. No special procedure has been established for the consideration of director candidates recommended by stockholders. Stockholders may submit recommendations for director candidates to: Nominating and Corporate Governance Committee Chairman, deCODE genetics, Inc., Sturlugata 8, IS-101 Reykjavik, Iceland. All potential director candidates are evaluated based upon the same criteria, and the Nominating and Corporate Governance Committee makes no distinction in its evaluation of candidates based upon whether such candidates are recommended by stockholders or others. Once the evaluation is complete, the Nominating and Corporate Governance Committee recommends the nominees to the Board of Directors, which makes the final determination.

Audit Committee

        The Audit Committee consists of Mr. Armstrong, Mr. McGuire and Mr. Beery. All members of our Audit Committee are "independent" as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Armstrong is an audit committee financial expert. In 2007 the Audit Committee held four (4) meetings.

        The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements, and is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

Audit Committee Report

Responsibilities

        The Audit Committee is responsible for reviewing the results and scope of the audits and other services provided by deCODE's independent registered public accounting firm. Management is solely responsible for the financial statements and the financial reporting process, including internal control over financial reporting, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management's estimates and judgments. deCODE's independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America. deCODE's independent registered public accounting firm is also responsible for auditing and reporting on management's assessment, and the effectiveness, of deCODE's internal control over financial reporting.

Independence

        As part of its responsibilities, the Audit Committee reviews the fees paid to the independent registered public accounting firm for non-audit services, if any, and considers the effect of such services and the related fees on the independent registered public accounting firm's independence. As required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Board in Rule 3600T, as currently in effect, deCODE's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), has disclosed to the Audit Committee in writing any relationships between it (and its related entities) and deCODE (and its related entities), which, in its professional judgment, may reasonably be thought to affect its ability to be independent. In addition, Deloitte has discussed its independence with the Audit Committee and confirmed in a letter to the Audit Committee that, in its professional judgment, it is independent of deCODE within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

Recommendation

        Acting pursuant to the Charter, the Audit Committee has reviewed deCODE's audited annual financial statements for the year ended December 31, 2007 and management's report on the internal control over financial reporting, and the related reports by Deloitte, and has discussed the audited financial statements and reports with management and with Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Board in Rule 3200T, and Independence Standards Board Standard No. 1, as currently in effect. These matters include significant accounting policies, management judgments and accounting estimates, management's consultation with other accountants, and any difficulties encountered in performing the audit, significant audit adjustments or disagreements with management. Based on the review and discussions described above, the Audit Committee recommended to deCODE's Board of Directors that the audited financial statements be included in deCODE's annual report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

                      Respectfully submitted,

                      Audit Committee
                      J. Neal Armstrong
                      James R. Beery
                      Terrance G. McGuire

        The preceding Audit Committee Report is not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during 2007 were Mr. Armstrong, Mr. Collier and Dr. Goodfellow. No member of the Compensation Committee was at any time during 2007, or formerly, an officer or employee, nor had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act of 1934, as amended. No executive officer has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of deCODE or a member of our Compensation Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The name, age and position of each person who is currently serving as an executive officer (but not also as a director) is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually and serve at the discretion of the Board of Directors.

Name	Age	Position(s)
Lance Thibault	41	Chief Financial Officer and Treasurer
Axel Nielsen	43	Chief Operating Officer
Mark Gurney	53	Senior Vice President, Drug Discovery and Development
Daniel Hartman	46	Senior Vice President, Product Development
Jakob Sigurdsson	44	Senior Vice President, Corporate Development

        Lance Thibault joined deCODE in February 2001 and was named Chief Financial Officer and Treasurer in June 2001. He was a Director with the Global Capital Markets practice of PricewaterhouseCoopers in London, England prior to joining deCODE. Mr. Thibault received a B.S. in Accountancy from Bentley College in 1988 and is a certified public accountant.

        Axel Nielsen joined deCODE in June 1998 and was named deCODE's Chief Operating Officer in June 2007. Previously he served as Chief Operating Officer of deCODE's US operations, overseeing our US chemistry and structural biology subsidiaries where he integrated these businesses into deCODE after the Medichem acquisition in 2002. Prior to that he served as our VP Investor Relations, our VP Finance and Treasurer and our Chief Financial Officer. Before joining deCODE, Mr. Nielsen held positions with Icelandair Inc. and McKinsey & Co. He holds degrees in computer science and finance from the University of Iceland and an MBA from MIT Sloan School of Management.

        Mark Gurney, Ph.D. has served as our Senior Vice President, Drug Discovery and Development since February 2005. From October 2003 to February 2005 he served as our Senior Vice President, Drug Discovery. Dr. Gurney joined deCODE in August 2000 and was elected our Vice President, Pharmaceutical Discovery in October 2000 and our Vice President, Drug Development in August 2002. He was formerly Director, Genomics Research at Pharmacia Corporation. Prior to his positions at Pharmacia, Dr. Gurney held academic appointments in the Department of Pharmacological and Physiological Sciences at the University of Chicago and in the Department of Cell, Molecular and Structural Biology at the Northwestern University Medical School. He received his B.A. in Biology from the University of California at San Diego in 1975 and his Ph.D. from the California Institute of Technology in 1980. In 1994, he completed his M.B.A. at Northwestern University's Kellogg School of Management.

        Daniel Hartman, M.D., joined deCODE in July 2005 as our Senior Vice President, Product Development. Prior to joining deCODE, Dr. Hartman had served since 2001 in senior clinical development positions at Pfizer, including Global Clinical Leader, Allergy and Respiratory Diseases; Clinical Exploratory Head, Cardiovascular and Metabolic Diseases; and Experimental Medicine Therapy Area Leader, Cardiovascular, Metabolism and Anaderm. From 2000 to 2001, Dr. Hartman was Vice President of Worldwide Clinical Development at Esperion Therapeutics. Prior to joining Esperion, he was Director, Clinical Cardiovascular and Therapy Head, Thrombosis and Cardiopulmonary Disease at Pfizer. From 1995 to 1999, Dr. Hartman served in senior clinical research positions at Eli Lilly & Company. Dr. Hartman received his M.D. from Wayne State University, and held post-doctoral and faculty positions at the Indiana University School of Medicine. He is board certified in internal medicine and is a member of numerous medical societies.

        Jakob Sigurdsson joined deCODE in October 2006 as Senior Vice President, Corporate Development. Mr. Sigurdsson was formerly CEO and President of Alfesca, a multinational foods group with major operations in Iceland, the UK, France and Spain. Prior to his position at Alfesca, Mr. Sigurdsson held senior positions in the United States and Europe for Rohm and Haas Company, a NYSE-listed specialty materials company. Mr. Sigurdsson holds a B.S. degree in chemistry from the University of Iceland and an M.B.A. from the Kellogg School of Management at Northwestern University.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with deCODE's management the following Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in deCODE's proxy statement for its 2008 Annual Meeting of Stockholders.

Respectfully submitted, Compensation Committee
Earl Collier J. Neal Armstrong Peter Goodfellow

        The preceding Compensation Committee Report is not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

Compensation Discussion and Analysis

Introduction

        The Compensation Committee of our Board of Directors (the "Committee") administers our executive compensation program. The Committee, which is composed entirely of independent directors, reviews executive officer performance and reviews and approves executive officer compensation. The Committee also administers our 1996, 2002 and 2006 Equity Incentive Plans and in that capacity selects the employees and non-employee directors of deCODE and its subsidiaries who will receive awards, determines the number of shares covered thereby, and establishes the terms, conditions, and other provisions of the grants.

        The Committee operates under a charter adopted by the Board of Directors and has authority to hire consultants and advisers to assist it in fulfilling its mission. The Committee makes regular reports to the Board summarizing the matters reviewed and actions taken at its meetings.

Compensation Philosophy

        Our executive compensation programs seek to balance the interests of stockholders and the executive officers while supporting our need to attract and retain competent executive management. Toward this end, the Committee develops an executive compensation policy and supporting executive compensation plans and programs which are intended to attain the following objectives:

  •
  Emphasize the enhancement of stockholder value;

  •
  Support the acquisition and retention of talented executives;

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  Deliver the total executive compensation package in a cost-effective manner;

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  Reinforce key business objectives; and

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  Encourage management ownership of deCODE's common stock

        We believe that executive compensation should vary with our performance in achieving our financial and non-financial objectives, should be tied to individual performance, and should be structured to align the interests of our executive officers with the interests of our stockholders. Accordingly, we seek to create a merit-based, incentive-driven system which provides a total compensation package that is fair in relation to the compensation practices of comparable companies and which is consistent across our executive officers. To achieve this, historically we have sought to provide competitive salaries based upon individual performance together with cash bonuses and stock options, where appropriate, based on our overall performance relative to our corporate objectives and the executive officer's individual contributions and teamwork.

        The Committee normally grants stock options, and in some cases, restricted stock as well, upon the commencement of an executive officer's employment in order to strengthen the alignment of the interest of the executive officer with that of our stockholders. Thereafter, it may grant stock options and/or restricted stock as part of its periodic review of the executive officer's compensation package or as part of a program of periodic grants to all employees.

        We believe that it is important to maintain a competitive compensation program. At the Committee's request, in 2007 we commissioned a study by an outside compensation consulting firm of the cash and equity compensation practices of 15-20 publicly-held companies in the life sciences industry (the "Peer Group"). These companies were chosen for inclusion in the study based on business characteristics similar to ours, including revenues, state of development, employee headcount and market capitalization. In 2008 we received an updated report from the compensation consultant regarding the competitiveness of the cash compensation of our officers. In addition to reviewing the results of these reports, the Committee takes into account information from other sources such as independent members of the Board of Directors and publicly available data relating to the compensation practices and policies of other companies in our industry. While we believe that benchmarking is not necessarily appropriate as a sole tool for setting compensation because some aspects of our business and objectives may be unique to us, we believe that gathering and reviewing this information is an important part of decision-making process for determining compensation. Consistent with this view, the Committee has not targeted a predetermined percentile of the Peer Group companies in determining compensation.

        The Committee has not adopted formal guidelines for allocating total compensation between long-term and current compensation or equity compensation and cash compensation but rather allocates on a case-by-case basis as appears appropriate in meeting these objectives. However, the Committee has requested management to prepare a plan for annual and long-term incentive compensation to guide its work in the future, and management is working with an outside compensation consulting firm to do this.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to the company's chief executive officer and the three other most highly compensated executive officers other than the chief financial officer. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company does not believe that Section 162(m) or other accounting and tax treatment of particular forms of compensation materially affect its compensation decisions. However, it will evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation

        The primary elements of total compensation we paid for 2007 to our executive officers, including the Chief Executive Officer (the "CEO") and the other executive officers identified in the Summary Compensation Table which appears below (the "Named Executive Officers") include the following:

  •
  Base salary;

  •
  Awards under our Equity Incentive Plans;

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  Benefits under our defined contribution plans; and

  •
  Benefits under our health and welfare benefits plans.

  Base Salary

        Base salaries for our Named Executive Officers are determined annually by reviewing three key areas: (1) the pay practices of the Peer Group; (2) the skills and performance level of the individual executive officer; and (3) our actual performance. Salary adjustments are made, where appropriate, to maintain salaries at competitive levels, taking into account each executive officer's experience and individual performance, to maintain an equitable relationship between executive officer salaries and overall salaries for other employees and to reflect the executive's annual performance evaluation.

  Performance Based Cash Compensation

        The Committee determines whether the Named Executive Officers should receive discretionary cash bonuses based on our achievement of our major corporate objectives and the contribution of the executive officer to our overall success and achievements. The Committee believes that a significant fraction of any bonus should be tied to the Company's overall performance rather than the individual executive's performance but it does not assign weights or rankings to any single performance factor. The Board of Directors may adopt Company-wide performance goals at the beginning of the year to guide the Committee in its performance reviews for the year. To date the Committee has not established individual performance goals for executive officers the satisfaction of which will result in the payment of cash bonuses but it may do so in the future.

  Awards under the Company's Equity Incentive Plans

        We use the grant of stock options and restricted stock under our Equity Incentive Plans as the primary vehicle for providing long-term incentive compensation opportunities to our senior officers, including the Named Executive Officers. The options we have granted have a per share exercise price which is not less than 100% of the closing price of one share of our common stock on the Nasdaq Global Market on the date prior to the date that the option is granted. Accordingly, options granted under the Plans have no value unless the market price of our common stock increases after the date of grant. The Plans also provide for the grant of restricted stock awards. In general, we have made grants of restricted stock awards to senior officers only in connection with the commencement of their employment. The Plans are designed to provide at-risk (incentive) compensation that aligns management's financial interests with those of our stockholders, encourages management ownership of our common stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive equity reward opportunities. When determining stock option awards, the Committee considers the executive officer's responsibilities and anticipated contributions to meeting our long-term strategic performance goals, his or her position with deCODE, industry practice in the Peer Group and its judgment about whether the complete compensation package provided to the executive officer is sufficient to retain, motivate and adequately reward him or her We have not adopted any specific policy regarding the amount or timing of any stock-based compensation under the Plans.

  Defined Contribution Plans

        We maintain a 401(k) plan for the benefit of all of our eligible full-time employees in the United States, including the relevant Named Executive Officers. The amount of our contributions is fixed by the plan and is a percentage of the executive officer's contributions to the plan up to a cap fixed by statute. As required by Icelandic law, we contribute an amount equal to eight percent of the salary of each Icelandic employee, including the relevant Named Executive Officers, to Icelandic pension organizations. In accordance with customary Icelandic employment practices, we also contribute a percentage (up to three percent of salary) of contributions made by an Icelandic employee to such pension organizations. In addition to these contributions, we may make discretionary contributions for specific individuals, which we have done for Dr. Stefansson and Mr. Sigurdsson.

  Health and Welfare Employee Benefits Plans

        We provide employee benefits programs, which in the United States include healthcare, life and disability insurance, to our employees, including the Named Executive Officers. We believe that our employee benefits programs should be comparable to those maintained by other members of the Peer Group so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. Our employee benefits plans are provided on a non-discriminatory basis to all employees.

  Other Compensation

        We provide the Chief Executive Officer with a leased car in accordance with customary practice for management employees in Iceland. We believe that this benefit is appropriate additional compensation in light of competitive conditions and standard practices in Iceland. In general, we do not view perquisites as a significant element of our comprehensive compensation structure but believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment. In 2005 the Compensation Committee fixed the combined value of the Chief Executive Officer's salary and perquisites such that an increase or decrease in the value of his perquisites will result in a corresponding change in the salary component of his compensation. We also provide our Senior Vice President for Corporate Development with a leased car in accordance with customary practice for management employees in Iceland as provided by his employment agreement.

Role of Executive Officers in Determining Executive Compensation

        The Committee establishes compensation policies and practices for the Chief Executive Officer. The Chief Executive Officer recommends compensation packages for the remaining executive officers, including the Named Executive Officers, based on his review of Peer Group salaries, our performance on a company-wide basis and the officer's contribution to this performance, the executive officer's annual performance review and salary levels for our employees in general. The Committee reviews these recommendations and after discussion with the Chief Executive Officer makes whatever modifications it believes are appropriate and then approves compensation packages for the other executive officers.

Evaluation of Named Executive Officer Performance in 2007

        Salaries for 2007 were maintained at their 2006 levels (which were also their 2005 levels) except with respect to Dr. Gurney and Mr. Thibault, who received salary increases based on the Committee's conclusions that they were underpaid with respect to their current responsibilities, value to the Corporation or comparisons to other employees with similar responsibilities at the Corporation or at peer group companies. The Committee intended these increases to place these executive officers at an appropriate salary level and to address retention concerns.

        In 2007 the Named Executive Officers and other employees of the Corporation received stock options as part of the Corporation's annual option grant program. The sizes of the grants to the Named Executive Officers were set at a level intended to motivate them and address issues of retention and equitable compensation a with the goal of keeping management intact.

        Consistent with its view that bonuses should depend largely on corporate performance, in February, 2008, the Committee awarded bonuses for 2007 to the Named Executive Officers in the form of immediately-vested stock options. The bonuses were based on our 2007 performance in the areas of development of diagnostic products, adherence to our budget, development of our early drug pipeline, progress of our clinical trials and filing of patent applications.

Severance and Change in Control Arrangements

        In November 2007 our Board of Directors adopted a Change in Control Benefits Plan. The Plan provides benefits to the Named Executive Officers and others in the event of a change in control. See "Payments Upon Termination or Change in Control" below for a description of this Plan. In addition, prior to adoption of the Plan, we entered into employment agreements with Dr. Hartman and Mr. Sigurdsson pursuant to which they will be entitled to receive severance benefits if we terminate their employment without cause or upon the occurrence of certain enumerated events following a change in control. See "Payments Upon Termination or Change in Control" below for a description of these provisions.

        We believe that our severance arrangements with Dr. Hartman and Mr. Sigurdsson represent a fair allocation of the risks of termination between us and them, preserving a measure of economic security for them while making it possible for us to terminate them without additional liability in the event of changes in our condition and affairs. We believe that the change in control payments described above provide a structure that will help (i) assure the Named Executive Officers' full attention and dedication to our business and affairs, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the Named Executive Officers' objectivity for stockholders' interests, (iii) assure the Named Executive Officers of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Restatement of Financial Statements

        The Committee believes that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity-based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon our achievement of specified financial goals and it is subsequently determined following a restatement of the our financial statements that the specified goals were not in fact achieved.

Stock Ownership Guidelines

        Our Board of Directors believes that the interests of our senior officers and our stockholders should be aligned and for this reason encourages our senior officers, including the Named Executive Officers, to acquire a significant ownership position in our common stock so as to have a meaningful personal financial stake in our success. However, we have not adopted formal stock ownership guidelines.

Summary Compensation Table

        The following table sets forth information concerning the compensation for services to us for the fiscal years ended December 31, 2006 and 2007 of our (i) principal executive officer, (ii) principal financial officer, and (iii) three other most highly compensated executive officers who were serving as such on December 31, 2007 (the "Named Executive Officers").

Name and Principal Position	Year	Salary($)		Bonus($)			Stock Awards($)(1)			Option Awards($)(1)		All Other Compensation($)		Total($)
Kari Stefansson Chairman, President and Chief Executive Officer	2007 2006	$662,296 655,559	(2) (2)	$	— 400,000	(6)		— —		$783,073 507,160	(3) (7)	$146,462 113,939	(4)(5) (4)(8)	$1,591,831 1,676,658
Lance Thibault Chief Financial Officer and Treasurer	2007 2006	287,885 230,000			— 120,000	(6)		— —		160,846 64,754	(3) (7)	6,750 6,600	(9) (9)	455,481 421,354
Mark Gurney Senior Vice President, Drug Discovery and Development	2007 2006	353,510 322,500			— 200,000	(6)		— —		355,651 250,516	(3) (7)	6,750 6,600	(9) (9)	715,911 779,616
Daniel Hartman Senior Vice President, Product Development	2007 2006	360,000 360,000			— 190,000	(6)	$	— 156,667	(7)	522,193 269,346	(3) (7)	6,750 6,600	(9) (9)	888,943 982,613
Jakob Sigurdsson Senior Vice President, Corporate Development	2007	365,000			—			—		424,815	(3)	76,800	(4)(10)	866,615

(1)
Amounts calculated in accordance with FASB Statement of Financial Accounting Standards No. 123 (revised 2004) ("FAS 123R"). The assumptions made in the valuation of these awards are set forth in Notes 2 and 16 to the Consolidated Financial Statements included in deCODE's Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and December 31, 2006.

(2)
In 2005 the Compensation Committee fixed the combined value of Dr. Stefansson's salary and perquisites at $714,914 such that an increase or decrease in the value of his perquisites will result in a corresponding change in the salary component of his compensation. See, "Compensation Discussion and Analysis—Components of Compensation—Other Compensation"

(3)
Represents the dollar amount of (i) the expense recognized by deCODE in 2007 for accounting purposes with respect to stock option awards granted in 2007 and prior years, and (ii) the additional expense deCODE will recognize in 2008 for accounting purposes with respect to stock options awarded in lieu of a cash bonus in February 2008 following the Compensation Committee's review of our performance and that of the Named Executive Officers in 2007. For information regarding stock awards granted in the last fiscal year, see, "Grants of Plan-Based Awards in 2007."

(4)
Represents compensation paid, or value calculated, in Icelandic kronas. Figures reflect exchange rate of 62.00 and 71.83 Icelandic kronas to $1.00, the exchange rate determined by the Central Bank of Iceland on December 31, 2007 and December 31, 2006, respectively.

(5)
Represents (i) matching contributions made to Icelandic pension organizations on Dr. Stefansson's behalf in accordance with customary Icelandic employment practices ($78,203), (ii) discretionary contributions made to Icelandic pension organizations on Dr. Stefansson's behalf ($15,641), and (iii) the aggregate cost to us to provide an automobile ($52,618) for the benefit of Dr. Stefansson.

  Does not include mandatory contributions made to pension organizations on behalf of Dr. Stefansson in accordance with Icelandic law. See, "Defined Contribution Plans."

(6)
Reflects cash bonuses awarded (i) in February 2006, following the Compensation Committee's review of, among other things, our and our peer group's compensation levels; and (ii) in March 2007, following the Compensation Committee's review of our performance and that of the Named Executive Officers in 2006.

(7)
Represents the dollar amount of the expense recognized by deCODE in 2006 for accounting purposes for equity awards granted in 2006 and prior years.

(8)
Represents (i) matching contributions made to Icelandic pension organizations on Dr. Stefansson's behalf in accordance with customary Icelandic employment practices ($27,427), (ii) discretionary contributions made to Icelandic pension organizations on Dr. Stefansson's behalf ($27,427), and (iii) the aggregate cost to us to provide housing ($14,828) and an automobile ($44,257) for the benefit of Dr. Stefansson. Does not include mandatory contributions made to pension organizations on behalf of Dr. Stefansson in accordance with Icelandic law. See, "Defined Contribution Plans."

(9)
Represents matching 401(k) contributions made on behalf of the Named Executive Officer. See, "Defined Contribution Plans."

(10)
Represents (i) matching contributions made to Icelandic pension organizations on Mr. Sigurdsson's behalf in accordance with customary Icelandic employment practices ($37,242), (ii) discretionary contributions made to Icelandic pension organizations on Mr. Sigurdsson's behalf ($11,172), and (iii) the aggregate cost to us to provide an automobile ($28,386) for the benefit of Mr. Sigurdsson. Does not include mandatory contributions made to pension organizations on behalf of Mr. Sigurdsson in accordance with Icelandic law. See, "Defined Contribution Plans."

        The following table provides information with respect to equity awards granted during the fiscal year 2007 to our Named Executive Officers.

Grants of Plan-Based Awards in 2007

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards - Target(1)	Exercise or Base Price of Option Awards(2)($/Sh)	Closing Market Price on Date of Grant($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Kari Stefansson	3/5/07	600,000	$3.45	$3.46	$1,279,740
Lance Thibault	3/5/07	150,000	3.45	3.46	319,935
Mark Gurney	3/5/07	200,000	3.45	3.46	426,580
Daniel Hartman	3/5/07	50,000	3.45	3.46	106,645
	5/7/07	50,000	3.86	3.66	119,080
Jakob Sigurdsson	5/7/07	150,000	3.86	3.66	257,240

(1)
Options vest over a four year period (1/48 of the shares per month).

(2)
In accordance with the terms of the our equity incentive plans, the exercise price of an option granted under our equity incentive plans may not be not less than the "fair market value" of our common stock on the date of grant. "Fair market value" is defined as the closing price of our common stock as reported on The Nasdaq Global Market on the day prior to the date of grant. See, "Equity Incentive Plans."

Employment Agreements

        At the time of commencement of employment, our executive officers generally receive offer letters specifying basic terms and conditions of their employment. Our executive officers have signed agreements which require them to maintain the confidentiality of our information and to assign inventions to us. These agreements also prohibit these officers from competing with us during the terms of their employment and for a certain period thereafter by engaging in any capacity in any business which is, or on the date of termination of their employment was, competitive with our business.

        In July 2005 we entered into an employment agreement with Daniel Hartman. Pursuant to his employment agreement, Dr. Hartman's initial annual base salary is $360,000 per year, which the Board of Directors may at any time adjust upwards as it may deem appropriate. In addition, Dr. Hartman is eligible to receive cash and equity bonuses at the determination of the Board of Directors or Compensation Committee and to participate in all incentive, savings, stock option, profit sharing retirement, welfare and other employee benefit plans applicable generally to our employees based in the United States. Dr. Hartman received a one-time lump sum cash sign-on bonus in the amount of $100,000, a portion of which would have been returned to us in the event he terminated his employment or we terminated his employment for Cause (as defined in his employment agreement) at any time during the 24-month period commencing on the effective date of his employment agreement. In accordance with the terms of his employment agreement, Dr. Hartman received stock options and shares of restricted stock. Further, if we terminate Dr. Hartman's employment without Cause, or following the occurrence of a Change in Control Dr. Hartman terminates his employment as a result of an Adverse Change (as defined in his employment agreement) we will pay him certain severance benefits. See, "Payments Upon Termination or Change in Control—Benefits Under Employment Agreements."

        In October 2006 we entered into an employment agreement with Jakob Sigurdsson. Pursuant to his employment agreement, Mr. Sigurdsson's initial base salary is $365,000 per year, payable in Icelandic kronas at the exchange rate in effect on the last day of the month before the month in which payment is made. In addition Mr. Sigurdsson will be eligible to receive an annual bonus of up to 50% of his annual salary at the determination of the Board of Directors or Compensation Committee. Mr. Sigurdsson will also receive, at his option, either an automobile for his use or an automobile allowance, and we will pay reasonable operating expenses (including gas and insurance) for any automobile provided to Mr. Sigurdsson. In accordance with the terms of his employment agreement, Mr. Sigurdsson received two stock options. Further, if Mr. Sigurdsson terminates his employment following a Change in Control and the occurrence of specified adverse changes to his employment or compensation, we will pay him certain severance benefits. See, "Payments Upon Termination or Change in Control—Benefits Under Employment Agreements."

Defined Contribution Plans

        As required by Icelandic law, deCODE contributes to pension organizations for personnel in Iceland. In accordance with the law and Icelandic employment practices, we contribute 8% of an employee's salary, plus up to an additional 2% in matching contributions, to a pension organization of the employee's choosing. deCODE has no additional obligation to make contributions, but may make discretionary contributions. deCODE made total contributions (in Icelandic kronas) equivalent to $2,686,354 for the year ended December 31, 2007 based on the effective krona to dollar exchange rate at December 31, 2007.

        deCODE maintains a 401(k) plan available to eligible full-time employees in the United States. Pursuant to the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($15,500 in 2007) and have the amount of such reduction contributed to the 401(k) plan. The 401(k) plan requires that we make additional matching contributions on behalf of participants at a rate of 50% of employee contributions up to a maximum of 6% of their base salary. Contributions by employees to the 401(k) plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) plan. In the year ended December 31, 2007, deCODE made contributions of $317,091 to the 401(k) plan.

Equity Incentive Plans

        Stock awards are granted under deCODE's 2002 Equity Incentive Plan or its 2006 Equity Incentive Plan (collectively, the "Plans"). The Plans are intended to provide selected (i) employees of deCODE, (ii) consultants and advisers who perform services for deCODE, and (iii) non-employee directors of deCODE with an opportunity to acquire our common stock. The Plans are designed to help us attract, retain, and motivate certain employees, consultants, and non-employee directors to make substantial contributions to the success of our business. Our non-employee directors, employees and consultants are eligible to receive stock options, restricted stock and stock appreciation rights (including stock appreciation rights granted in tandem with stock options) pursuant to the terms of the Plans. Incentive stock options (including incentive stock options granted in tandem with stock appreciation rights) may be granted only to employees.

        The Plans are administered by the Compensation Committee. Each award granted under the Plans is in such form and contains such terms and conditions as the Compensation Committee deems appropriate. The total number of shares of stock subject to an award granted under the Plans may, but need not, be allotted in periodic installments, which will become exercisable over time (generally four years with respect to options). The exercise price of an option granted under the Plans may not be less than the closing price of our common stock on the date immediately prior to the date of grant. No option granted under the Plans may be exercisable after the expiration of ten years from the date it is granted.

        All options described in the above table were granted under, and in accordance with, deCODE's 2002 Equity Incentive Plan.

        The following table provides information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2007.

Outstanding Equity Awards at Fiscal Year End for 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock that have Not Vested(1)($)
Kari Stefansson	600,000 112,500	— 487,500	(2)	$8.96 3.45	11/17/2013 3/5/2017	—		—
Lance Thibault	80,000 20,000 50,000 28,125	— — — 121,875	(3)	8.13 8.00 8.96 3.45	3/12/2011 11/1/2011 11/17/2013 3/5/2017	—		—
Mark Gurney	120,000 120,000 30,000 37,500	— — — 162,500	(4)	10.00 8.96 8.43 3.45	7/17/2010 11/17/2013 1/7/2014 3/5/2017	— —		— —
Daniel Hartman	137,500 13,750 9,375 7,292	62,500 16,250 40,625 42,708	(5) (7) (8) (9)	9.40 9.21 3.45 3.86	7/15/2015 2/22/2016 3/5/2017 5/7/2017	50,000 — —	(6)	$184,000 — —
Jakob Sigurdsson	72,917 — 21,875	177,083 50,000 128,125	(10) (11) (12)	5.55 5.55 3.86	10/25/2016 10/25/2016 5/7/2017	—		—

(1)
Calculated by using the closing market price of our common stock at December 31, 2007 ($3.68).

(2)
Option vests as to 12,500 shares on the last day of each calendar month.

(3)
Option vests as to 3,125 shares on the last day of each calendar month.

(4)
Option vests as to 4,167 shares on the last day of each calendar month.

(5)
Option vests as to 2,344 shares on the last day of each calendar month.

(6)
Such shares of restricted stock shall vest on July 15, 2008.

(7)
Option vests as to 625 shares on the last day of each calendar month.

(8)
Option vests as to 1,042 shares on the last day of each calendar month.

(9)
Option vests as to 1,042 shares on the 7th day of each calendar month.

(10)
Option vests as to 3,906 shares on the last day of each calendar month.

(11)
Option vests upon the satisfaction of certain performance criteria.

(12)
Option vests as to 3,125 shares on the 7th day of each calendar month.

Option Exercises and Stock Vested in 2007

        None of our Named Executive Officers exercised any stock options, and no restricted stock held by any Named Executive Officers vested, during the fiscal year ended December 31, 2007.

Payments Upon Termination or Change in Control

Change in Control Benefits Plan

        In November 2007 our Board of Directors adopted a Change in Control Benefits Plan (the "Change in Control Plan"). The Change in Control Plan provides benefits to the Named Executive Officers and others in the event of a change in control. Change in control is defined to include (i) a merger or consolidation in which stockholders of deCODE prior to the transaction do not own a majority of deCODE's stock following the merger, (ii) approval of a plan of liquidation of deCODE or sale of all its assets, (iii) acquisition of 40% of the outstanding stock by any person and (iv) failure of current directors to be majority of the Board of Directors over a 24 month period. The Change in Control Plan applies to the Chief Executive Officer, the executive officers (i.e., the officers required to file reports under Section 16(a) of the Securities Exchange Act of 1934), the officers of deCODE elected by the Board of Directors from time to time and such other employees as the Compensation Committee or the Board of Directors may designate from time to time.

        Payment under the Change in Control Plan is triggered by a "single trigger" (a change in control without more) with respect to the Chief Executive Officer and the other executive officers and by a "double trigger" (a change in control followed by a termination without cause or a resignation for "good reason" within 24 months) for other covered employees. "Good Reason" is defined as (i) material reduction in salary, (ii) relocation of place of employment from one state to another or one country to another, (iii) assignment of duties inconsistent with position at time of change in control or adverse alteration in nature or status of position or responsibilities, (iv) failure of deCODE to provide benefits at the same level as before the change in control, (v) failure of a successor to deCODE to agree to keep the plan in effect ad (vi) attempted termination that does not comply with the Change in Control Plan.

        Following the applicable trigger, benefits are payable under the Change in Control Plan as follows: The Chief Executive Officer is entitled to receive a lump sum equal to three (3) times salary and annual bonus and continuation of insurance benefits for thirty-six (36) months; the executive officers are entitled to receive a lump sum equal to two (2) times salary and annual bonus and continuation of insurance benefits for twenty-four (24) months; and other covered employees are entitled to receive a lump sum equal to one (1) times salary and bonus and continuation of insurance benefits for twelve (12) months. In addition the Change in Control Plan provides that all options and other equity awards would vest automatically upon a change in control whether held by a covered employee or not.

        Benefits under the Change in Control Plan will be reduced to the extent that they are duplicated by benefits under employment plans or agreements or payable by law. In addition a covered employee to whom the single trigger applies who has an employment agreement that provides benefits upon future termination of employment following a change in control must waive those benefits (up to the amount received under the Change in Control Plan) as a condition to receipt of benefits under the plan. Dr. Hartman and Mr. Sigurdsson have such employment agreements. See, "Payments Upon Termination or Change in Control—Benefits Under Employment Agreements."

Benefits under Employment Agreements

        In accordance with the terms of his employment agreement, if we terminate Dr. Hartman's employment without Cause (as defined in his employment agreement), (i) we will continue to pay him his annual base salary, as in effect on the date of termination, for eighteen (18) months, (ii) with respect to the option to purchase 150,000 shares granted to Mr. Hartman pursuant to his employment agreement, the lesser of (A) 75,000 shares or (B) the remaining unvested shares, shall become immediately vested, and (iii) a portion of the 50,000 shares of restricted stock granted to Mr. Hartman pursuant to this employment agreement equal to the product of the total number of shares of restricted stock then subject to the restricted stock agreement multiplied by a fraction, the numerator of which is the number of months then-elapsed in the Employment Period (as defined in his employment agreement) (rounded up to the next whole month) and the denominator of which is 36, shall immediately vest.

        Mr. Hartman's outstanding options and shares of restricted stock will become 100% vested immediately if (i) deCODE is merged with or into or consolidated with another corporation or other entity under circumstances where the stockholders of deCODE immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of deCODE or the surviving or resulting corporation or other entity, as the case may be, or (ii) if deCODE is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation or entity, or (iii) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) shall become the beneficial owner (within the meaning of Rule 13d-3 under such Act) of forty (40%) percent or more of deCODE's common stock (each such event a "Change in Control"), in all cases other than pursuant to a plan or arrangement entered into by such person and deCODE or otherwise approved by our Board of Directors.

        In addition, if following the occurrence of a Change in Control, Dr. Hartman terminates his employment agreement because (i) he has ceased to serve in a senior executive position with deCODE, (ii) his compensation (including the material benefits of his employment) has been decreased, or (iii) his duties are inconsistent with those customarily performed by a company's senior executive officer (each an "Adverse Change"), other than as a result of his voluntary action, we will pay him, in addition to any compensation he earned prior to the date of termination, a lump sum cash payment in an amount equal to eighteen (18) months of his annual base salary at the time of his termination, plus one and one-half (1 1/2) times the average annual bonus paid to him during the last two (2) years of his employment.

        Similarly, in accordance with the terms of his employment agreement, if following the occurrence of a Change in Control, Mr. Sigurdsson terminates his employment agreement due to an Adverse Change, we will pay him, in addition to any compensation earned prior to the date of termination and in addition to any compensation required by Icelandic law, a lump sum cash payment in an amount equal to twelve (12) times his monthly salary at the time of his termination plus one and one-half (1 1/2) times the average annual bonus paid to him during the preceding two (2) years. In addition, the unvested portion of Mr. Sigurdsson's option to purchase 250,000 shares shall become 100% vested immediately upon a Change in Control and upon a termination of Mr. Sigurdsson's employment other than for Cause (as defined in deCODE's 2002 Equity Incentive Plan).

        Under Icelandic law, Mr. Sigurdsson is entitled to receive three months notice of termination. Pursuant to the terms of his employment agreement, this notice period was extended to twelve months. In the event that Mr. Sigurdsson was terminated without cause, and such termination was effective immediately, he would be entitled to receive an amount equal to twelve (12) times his monthly salary at the time of his termination.

        In order to receive benefits under the Change in Control Plan, Dr. Hartman and Mr. Sigurdsson must waive their respective rights to receive benefits to which they are entitled under the terms of their respective employment agreements upon future termination of employment following a change in control (up to the amount received under the Change in Control Plan). See, "Payments Upon Termination or Change in Control—Change in Control Benefits Plan."

        The following table sets forth estimated amounts payable to each of our Named Executive Officers if on December 31, 2007: (i) we terminated the Named Executive Officer's employment other than for cause, or (ii) there was a Change in Control:

	Salary Continuation/ Severance		Accelerated Option/ Restricted Stock Vesting(1)		Shares underlying Vested Options(2)	Continuation of Insurance Benefits		Total
Kari Stefansson Termination without Cause Change in Control	$178,729 2,390,796	(3)	$	— 112,125	$25,875 25,875		— —	$204,604 2,528,796
Lance Thibault Termination without Cause Change in Control	— 688,150			— 28,031	6,469 6,469	$	— 21,261	6,469 743,911
Mark Gurney Termination without Cause Change in Control	— 814,075			— 37,375	8,625 8,625		— 7,638	8,625 867,713
Daniel Hartman Termination without Cause Change in Control	540,000 814,075			153,333 193,344	2,156 2,156		— 18,130	695,489 1,027,705
Jakob Sigurdsson Termination without Cause Change in Control	365,000 818,150	(4)		— —	— —		— —	365,000 818150

(1)
Represents the value of the shares underlying in the money options (and, with respect to Dr. Hartman, shares of restricted stock) for which vesting would have been accelerated, based upon the closing price of our common stock on December 31, 2007 of $3.68.

(2)
Represents the value of the shares underlying vested options that were in the money based upon the closing price of our common stock on December 31, 2007 of $3.68. The options represented are currently exercisable without regard to any termination without Cause or Change in Control.

(3)
Represents salary payable to Dr. Stefansson in lieu of the three month notice of termination period to which he is entitled in accordance with Icelandic law and employment practices.

(4)
Represents salary payable to Mr. Sigurdsson in lieu of (i) the three month notice of termination period to which he is entitled in accordance with Icelandic law and employment practices, and (ii) the additional nine month notice of termination period to which he is entitled in accordance with his employment agreement. See, "Employment Agreements."

Director Compensation

        The following table sets forth information concerning the compensation paid to non-executive officer directors during the year ended December 31, 2007 in accordance with the policies described immediately following the table.

Name of each Director(1)	Fees Earned or Paid in Cash($)	Stock Awards(2)($)	Option Awards(3)($)	Total($)
J. Neal Armstrong	$42,000	$24,000	$88,683	$154,962
James Beery	41,000	16,000	88,693	145,693
Linda Buck	28,000	—	103,744	131,744
Earl M. Collier, Jr.	29,000	—	60,642	89,642
Peter Goodfellow	28,000	—	50,310	78,310
Terrance McGuire	39,000	16,000	78,126	133,126
Birgit Stattin Norinder	26,000	—	71,368	97,368

(1)
This table does not include Kari Stefansson, our President and Chief Executive Officer, as he does not receive any additional compensation for services as a director.

(2)
Represents the dollar amount of the expense recognized by deCODE for accounting purposes calculated in accordance with FASB Statement of Financial Accounting Standards No. 123 (revised 2004) ("FAS 123R"). The grant date fair value of the restricted stock granted to each of Messrs. Armstrong, Beery and McGuire in 2007 was $24,000, $16,000, and $16,000, respectively. As of December 31, 2007, Messrs. Armstrong, Beery and McGuire held 1,734, 1,156 and 1,156 shares of restricted stock, respectively.

(3)
Represents the dollar amount of the expense recognized by deCODE for accounting purposes calculated in accordance with FAS 123R. Accordingly, the amounts in this column reflect not only the expense recognized for the equity awards granted in 2007, but for equity awards granted in prior years as well. The grant date fair values of the option awards granted to Dr. Goodfellow and Mr. McGuire in 2007 were $127,866 and $127,866, respectively. No option awards were granted to Mr. Armstrong, Mr. Beery, Dr. Buck, Mr. Collier or Mrs. Stattin Norinder in 2007. The aggregate number of shares underlying option awards held by each of our current non-employee directors as of as of December 31, 2007 was as follows: Mr. Armstrong (120,000), Mr. Beery (106,667), Dr. Buck (48,333), Mr. Collier (56,274), Dr. Goodfellow (73,753), Mr. McGuire (140,000), and Mrs. Stattin Norinder (37,667).

        The Board of Directors has adopted a policy for compensating directors who are not also employees. Pursuant to this policy, we pay each director (i) an annual retainer of $12,000 (or a pro rated portion of such amount in case of a partial term), (ii) $2,000 for each board or committee meeting that he or she attends, whether personally or by telephone (excluding meetings of the Audit Committee meetings, committee meetings held in conjunction with a Board meeting and standing telephonic meetings of the Nominating and Corporate Governance Committee and the Compensation Committee), (iii) $500 for each standing telephonic Nominating and Corporate Governance Committee and Compensation Committee meeting that he or she attends, (iv) $3,000 per fiscal quarter for his or her service as a member of the Audit Committee during that quarter, and (vi $2,000 per day for each other day on which he or she provides services to deCODE at deCODE's request. The foregoing attendance fees are further increased by $1,000 for each Board or committee meeting that a director attends for which long-distance travel was required. In addition, in accordance with this policy we grant (i) to each director upon his or her appointment, election or re-election to the Board a non-qualified stock option to purchase 60,000 shares (or a pro rated portion of such amount in case of a partial term) of our common stock at a price equal to the closing price of the stock as reported on The

Nasdaq Global Market on the day prior to such director's election or appointment to the Board of Directors, with such option to vest in three equal annual installments over the course of the director's term, (ii) annually on the date of the annual meeting of stockholders to the chairman of the Audit Committee a number of shares of restricted stock having a fair market value on the date of grant (based on the closing price of our common stock as reported on The Nasdaq Global Market on the day prior to the annual meeting of stockholders for that year) of $24,000 (or a pro rated portion of such amounts in case of a partial term), with one quarter of such restricted stock to vest immediately and the remainder to vest in three equal installments on the last day of each fiscal quarter following the quarter in which the grant is made, and (iii) annually on the date of the annual meeting of stockholders to each member of the Audit Committee (other than the Chairman), a number of shares of restricted stock having a fair market value on the date of grant (based on the closing price of our common stock as reported on The Nasdaq Global Market on the day prior to the annual meeting of stockholders for that year) of $16,000 (or a pro rated portion of such amounts in case of a partial term), with one quarter of such restricted stock to vest immediately and the remainder to vest in three equal installments on the last day of each fiscal quarter following the fiscal quarter in which the grant is made.

        In addition to the compensation described above, we reimburse all directors for their expenses incurred in connection with attendance at Board and committee meetings.

        All stock options and shares of restricted stock granted to the Board of Directors in 2007 were granted under our 2002 Equity Incentive Plan and 2006 Equity Incentive Plan.

Equity Compensation Plan Information

        The following table sets forth information concerning the number of outstanding options, the weighted average exercise price of those securities and the number of securities remaining to be granted under existing equity plans, whether approved or not approved by security holders, as of December 31, 2007.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	8,629,930	$7.96	1,068,578
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	8,629,930	$7.96	1,068,578

(1)
Includes the deCODE genetics, Inc. 1996 Equity Incentive Plan, 2002 Equity Incentive Plan and 2006 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of February 29, 2008, except as otherwise noted, regarding the beneficial ownership of our common stock by (i) each current director, (ii) each Named Executive Officer, (iii) all of our current directors and executive officers as a group, and (iv) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of the common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Common Stock(2)
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	9,097,931	14.7%
Columbia Wanger Asset Management, L.P(4). 227 West Monroe Street Suite 3000 Chicago, IL 60606	6,420,000	10.4
Whitebox Advisors, LLC(5) 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	4,446,716	7.2
SAPAC Corporation Ltd(6) Cerrito 461 Piso 4 P.O. Box 531 Correo Central Montevideo, Uraguay 11000	3,117,163	5.0
Kari Stefansson(7) c/o deCODE genetics, Inc. Sturlugata 8 IS-101 Reykjavik, Iceland	3,439,875	5.5
Lance Thibault(8)	222,526	*
Mark Gurney(9)	350,209	*
Daniel Hartman(10)	214,169	*
Jakob Sigurdsson(11)	204,167	*
J. Neal Armstrong(12)	93,592	*
James Beery(13)	75,729	*
Linda Buck(9)	28,333	*
Earl M. Collier(9)	16,274	*
Peter Goodfellow(9)	13,753	*
Terrance G. McGuire(14)	190,736	*
Birgit Stattin Norinder(9)	17,667	*
All directors and executive officers as a group (13 persons)(15)	5,194,696	8.1%

*
Comprises less than one percent of the outstanding common stock.

(1)
The number of shares beneficially owned by the individuals and entities listed in the table is determined in accordance with the rules of the Securities and Exchange Commission, and may not be conclusive as to ownership of those securities for any other purpose. Under those rules, an individual (or entity) is deemed to beneficially own shares of common stock as to which the individual currently has certain sole or shared powers or as to which the individual can acquire such powers within 60 days by the exercise of any option, warrant or other right. Accordingly, the table includes shares underlying options and warrants which will be exercisable within 60 days of February 29, 2008, but does not include shares underlying options and warrants that will become exercisable more than 60 days after February 29, 2008. The footnotes to the table set forth the number of such shares included in the table. We have been advised that each stockholder listed in the table has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes below.

(2)
Applicable percentage of ownership is based on 61,803,127 shares of common stock outstanding on February 29, 2008.

(3)
Reflects beneficial ownership as of December 31, 2008, as set forth in a Schedule 13G/A filed on February 13, 2008 by T. Rowe Price Associates, Inc. (Price Associates). These securities are owned by various individuals and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims beneficial ownership of such securities. Of the reported shares, Price Associates reported that it has sole voting power of 3,300,000 shares, no shared voting power, sole dispositive power of 9,097,931 shares and no shared dispositive power.

(4)
Reflects beneficial ownership as of December 31, 2006, as set forth in a Schedule 13G jointly filed on January 12, 2007 by Columbia Wanger Asset Management, L.P. and Columbia Acorn Trust.

(5)
Reflects beneficial ownership as of December 31, 2008, as set forth in a joint statement on Schedule 13G filed on February 14, 2008 by Whitebox Advisors, LLC ("WA"), Whitebox Convertible Arbitrage Advisors, LLC ("WCAA"); Whitebox Convertible Arbitrage Partners, L.P. ("WCAP"); Whitebox Convertible Arbitrage Fund, L.P. ("WCAFLP"); Whitebox Convertible Arbitrage Fund, Ltd. ("WCAFLTD"); Whitebox Diversified Convertible Arbitrage Advisors, LLC ("WDCAA"); Whitebox Diversified Convertible Arbitrage Partners, L.P. ("WDCAP"); Whitebox Diversified Convertible Arbitrage Fund, L.P. ("WDCAFLP"); Whitebox Diversified Convertible Arbitrage Fund, Ltd. ("WDCAFLTD"); Whitebox Hedged High Yield Advisors, LLC ("WHHYA"); Whitebox Hedged High Yield Partners, L.P. ("WHHYP") Whitebox Hedged High Yield Fund, L.P ("WHHYFLP"); and Whitebox Hedged High Yield Fund, Ltd ("WHHYFLTD"). Each of WA, WCAA, WCAFLP, WCAFLTD, WDCAA, WDCAFLP, WDCAFLTD, WHHYA, WHHYFLP and WHHYFLTD may be deemed to possess indirect beneficial ownership of the shares of common stock issuable upon the conversion of convertible bonds held by one or more of WCAP, WDCAP, WHHYP and other investment advisory clients. WA has shared voting power with respect to 4,446,716 shares of common stock. WCAA, WCAP, WCAFLP, and WCAFLTD have shared voting power with respect to 724,000 shares of common stock. WDCAA, WDCAP, WDCAFLP, and WDCAFLTD have shared voting power with respect to 142,857 shares of common stock. WHHYA, WHHYP, WHHYFLP, and WHHYFLTD have shared voting power with respect to 2,908,358 shares of common stock. WA, WCAA, WCAFLP, WCAFLTD, WDCAA, WDCAFLP, WDCAFLTD, WHHYA, WHHYFLP and WHHYFLTD each disclaim indirect beneficial ownership of the shares of common stock except to the extent of their pecuniary interest in such shares.

(6)
Reflects beneficial ownership as of December 31, 2007, as set forth in a Schedule 13G/A filed on February 14, 2008 by SAPAC Corporation Ltd. Includes 111,112 shares of common stock issuable upon exercise of warrants.

(7)
Includes 814,583 shares of common stock issuable upon exercise of options held by Dr. Stefansson.

(8)
Includes 216,667 shares of common stock issuable upon exercise of options held by Mr. Thibault.

(9)
Represents shares of common stock issuable upon exercise of options held by individual.

(10)
Represents 214,169 shares of common stock issuable upon exercise of options held by Dr. Hartman. Does not include 50,000 shares of restricted stock with respect to which Dr. Hartman has no dispositive or voting rights.

(11)
Includes 204,167 shares of common stock issuable upon exercise of options held by Mr. Sigurdsson.

(12)
Includes 80,000 shares of common stock issuable upon exercise of options held by Mr. Armstrong.

(13)
Includes 66,667 shares of common stock issuable upon exercise of options held by Mr. Beery.

(14)
Includes (a) 101,674 shares of common stock held by Terrance McGuire TTEE, Terrance McGuire Trust-1999 and (b) 80,000 shares of common stock issuable upon exercise of options held by Mr. McGuire.

(15)
Represents an aggregate of 2,856,791 shares of common stock and 2,337,905 shares of common stock issuable upon exercise of options.

CERTAIN RELATIONSHIPS

        We have adopted a written policy regarding related party transactions. For purposes of this policy, related party transactions are those that are required to be disclosed pursuant Securities and Exchange Commission Regulation S-K, Item 404. Pursuant to this policy, all related party transactions must be documented in writing and reviewed, approved and monitored by the Audit Committee.

        The policy provides that (i) our Corporate Counsel will review in advance each proposed contract or other proposed transaction to determine whether the contemplated transaction is a related party transaction and (ii) if a proposed transaction is identified as a related party transaction, management will provide to the Audit Committee sufficient information about the parties and the transaction for the Audit Committee to make an informed review and assessment. It is the policy of the Audit Committee not to approve any proposed related party transaction unless it is on terms that, in the judgment of the Audit Committee, are fair to deCODE.

        Pursuant to the policy, not less than annually, each officer and director is required to complete and deliver to the Corporate Counsel a questionnaire designed to identify all related party transactions to which such officer or director is a party or about which he or she has knowledge. In addition, the Audit Committee is required to review annually all existing related party transactions to determine that the conduct of such transactions is consistent with what was contemplated at the time of initial Audit Committee approval and that such transactions continue to be appropriate.

        During 2007 we did not engage in any related party transactions that are required to be disclosed pursuant Securities and Exchange Commission Regulation S-K, Item 404.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based solely upon our review of the copies of Forms 3, 4 and 5 furnished to us, we believe that all of our directors, officers and greater than 10% stockholders have timely filed all required reports.

CODE OF ETHICS

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Business Conduct and Ethics can be found on our website at www.decode.com.

PROPOSAL 2
APPROVAL OF AN AMENDMENT OF THE 2006 EQUITY INCENTIVE PLAN

        We have issued substantially all of the options and restricted stock available for grants under our 2006 Equity Incentive Plan. As a result, on February 12, 2008, the Board of Directors approved an amendment to the deCODE genetics, Inc. 2006 Equity Incentive Plan (the "2006 Plan"), to increase the number of shares of our common stock reserved for issuance upon stock awards under the 2006 Plan from 4,000,000 to 10,000,000.. Stockholder approval of the amendment of the 2006 Plan is being sought to satisfy (i) Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), which requires stockholder approval of the amendment to the 2006 Plan in order that options granted under the 2006 Plan may qualify as incentive stock options and thus be entitled to receive special tax treatment under the Code, and (ii) a requirement of The Nasdaq Stock Market which requires stockholder approval of material amendments to stock option plans under which directors and officers may receive stock options.

Description of the 2006 Equity Incentive Plan, as Amended

        The terms and provisions of the 2006 Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the 2006 Plan, and is qualified in its entirety by reference to the complete text of the 2006 Plan, as amended, which is included as Appendix A to this proxy statement.

Purpose

        The 2006 Plan, which was adopted by the Board of Directors and ratified by our stockholders in May 2006, is intended to provide selected (i) employees of deCODE; (ii) consultants and advisers who perform services for deCODE; and (iii) non-employee directors of deCODE with an opportunity to acquire our common stock. The 2006 Plan is designed to help us attract, retain, and motivate certain employees, consultants, and non-employee directors to make substantial contributions to the success of our business. The Board of Directors believes that providing selected persons with an opportunity to invest in our common stock will give them additional incentive to increase their efforts on our behalf and will enable us to attract and retain the best available employees, directors and consultants.

Eligibility

        Our non-employee directors, employees and consultants are eligible to receive stock options, restricted stock and stock appreciation rights (including stock appreciation rights granted in tandem with stock options) pursuant to the terms of the 2006 Plan. Incentive stock options (including incentive stock options granted in tandem with stock appreciation rights) may be granted only to employees. Awards granted under the 2006 Plan are based, among other things, on an eligible individual's level of responsibility and performance within deCODE. We currently have seven (7) non-employee directors, approximately 370 employees (including six (6) executive officers) and several consultants.

Shares Subject to the 2006 Plan

        Subject to the provisions of the 2006 Plan relating to adjustments upon changes in stock, the stock that may be issued pursuant to stock awards will not exceed 10,000,000 shares of our common stock. The shares of common stock issued under the 2006 Plan are, at the discretion of the Administrator, either shares of our authorized but unissued common stock or shares we acquired (including shares we purchased in the open market). If any outstanding stock award, for any reason, expires, terminates, or is forfeited, the shares of common stock allocable to such expiration, termination, or forfeiture will revert to and again be made available for issuance under the 2006 Plan. The last reported sale price of our common stock on April 7, 2008 was $1.49 per share.

Administration

        The Administrator of the 2006 Plan is the Board of Directors, or a committee to which the Board of Directors delegates the administration of the 2006 Plan, provided, however, that for purposes of taking any action which the Administrator is authorized to take with respect to awards to non-employee directors, the Administrator must be such committee or the Board of Directors acting without the participation of any member of the Board of Directors who is an employee of deCODE. The Administrator has full authority to make such rules and regulations as it deems necessary or desirable to administer the 2006 Plan and to interpret the provisions of the 2006 Plan. The Administrator may determine from time to time, among other things, which of the persons eligible under the 2006 Plan will be granted stock awards; when each stock award will be granted; whether an option will be an incentive stock option or a nonqualified stock option; the provisions of each stock award granted (which need not be identical), including the time or times when a person will be permitted to receive stock pursuant to a stock award; and the number of shares with respect to which a stock award will be granted to each such person.

Options

        Options granted under the 2006 Plan may be either incentive stock options as defined in Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to our employees and are subject to various limitations, including the following: (i) with respect to grants to an individual who at the time of grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock, the exercise price of such option must be at least one hundred and ten percent (110%) of the fair market value of the stock and such option may not be exercisable after the expiration of five (5) years from the date of the grant, and (ii) the exercise price per share may be not less than one hundred percent (100%) of the fair market value of the stock on the date the option was granted. In addition, the fair market value of the common stock with respect to which an option is exercisable for the first time by an individual in any calendar year may not exceed $100,000, and, except with respect to options granted in tandem with stock appreciation rights, no person will be eligible to receive options covering more than 1,000,000 shares of our common stock in any period of 12 months.

        Each option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments, which will become exercisable over time. The exercise price of an option is determined by the Administrator, subject to the applicable provisions of the Code, as discussed above, provided, however, that the exercise price of all options will be not less than 100% of the fair market value on the date of grant. The term will be stated in the agreement granting each option, provided that no option may be exercisable after the expiration of ten years from the date it is granted. An individual may exercise an option by providing notice to us of his or her election to exercise along with full payment for the shares he or she has elected to acquire. Full payment may consist of any consideration and method of payment allowable under the terms of the 2006 Plan, including payment in cash or, at the discretion of the Administrator, delivery of shares of our common stock. In general, stock options may not be sold or otherwise transferred other than by will or by the laws of descent and distribution, and, during the lifetime of the recipient of the options, will be exercisable only by such recipient. However, with the prior approval of the Administrator, a nonqualified stock option may be transferred for no consideration to or for the benefit of one or more members of the recipient's "immediate family" (as defined in the 2006 Plan). Any transfer of a nonqualified stock option will subject to such limits as the Administrator may impose, and the transferee will remain subject to all terms and conditions applicable to the option prior to its transfer.

        Subject to certain exceptions, the ability to exercise vested nonqualified stock options will expire one year after the termination of a recipient's employment with deCODE or service as our non-employee director. The ability to exercise vested incentive stock options will expire three months after termination of a recipient's employment or service (one year, in the case of disability, and eighteen months, in the case of death), unless otherwise determined by the Administrator. The Administrator may accelerate or waive any continuing service requirement.

Restricted Stock

        The grant of restricted stock is determined by the Administrator. Restricted stock may be awarded for no payment by the recipient, or for such payment, including payment below the fair market value of the restricted stock, as the Administrator may determine. Shares of restricted stock may, but need not be, subject to vesting in accordance with a schedule to be determined by the Administrator, provided, however, that, unless earlier vested (a) a restricted stock award which is a performance grant may not vest earlier than one (1) year after the date of grant notwithstanding earlier satisfaction of the related performance goal or goals and (b) any other restricted stock award must vest over a period of not less than three (3) years, provided, further that the foregoing limitations shall not apply to restricted stock awards granted by a committee to which the Board has delegated administration of the Plan in an amount not to exceed, in the aggregate, ten percent (10%) of the shares available for grant under the 2006 Plan. The Administrator may waive any minimum vesting period provided, however, that the number of shares subject to restricted stock awards as to which the minimum vesting period is waived upon termination of employment or service other than as a result of death, disability or retirement shall not exceed, in the aggregate, ten percent (10%) of the shares available for grant under the 2006 Plan. Rights to shares of restricted stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of by the recipient, unless otherwise determined by the Administrator.

Stock Appreciation Rights (SARs)

        Stock appreciation rights (SARs) represent the potential right to receive cash, shares of common stock, or other property, or a combination thereof, as determined by the Administrator, equal in value to the increase (if any) in the fair market value of a share of common stock on the date of the exercise of such right over the reference value of such share of common stock on the date the right is granted. SARs shall be subject to such terms and conditions as may be specified in the agreement issued to the recipient to evidence the grant of such an award; provided, however, that the reference value of a SAR may not be less than the fair market value on the date of grant. SARs shall be subject to the same term and vesting rules, and the rules for exercise following termination of service, applicable to nonqualified stock options; provided, however, that in the case of a SAR issued in tandem with a stock option (a "Tandem SAR"), such SAR will be subject to the same term and vesting rules, and the rules for exercise following termination of service, applicable to its related stock option. SARs are subject to such exercise procedures as may be established by the Administrator in the relevant award agreement. Payment required upon the exercise of a SAR may be made in cash, stock, or partly in both, as specified by the Administrator in the relevant award agreement or otherwise. The rights of a recipient under a SAR may not be transferred other than by will or the laws of descent and distribution and such SAR may be exercisable, during the recipient's lifetime, only by him or her, provided, however, that a Tandem SAR may be transferable to the same extent as the related option. No person will be eligible to be granted SARs covering more than 1,000,000 shares of the our common stock in any period of 12 months

Adjustments upon Changes in Stock

        If any change is made in the stock subject to the 2006 Plan, or subject to any stock award, the 2006 Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to award to any person during any calendar year, and the outstanding stock awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding stock awards.

Amendments

        Subject to approval of our stockholders where required, the Board of Directors may at any time terminate, amend, modify, or suspend the 2006 Plan. No termination, amendment, modification, or suspension of the 2006 Plan will affect any outstanding award granted under the 2006 Plan without the consent of the recipient.

Federal Income Tax Consequences

        The following summary discusses certain of the United States federal income tax consequences associated with equity awards granted under the 2006 Plan. This description of tax consequences, which does not purport to be a complete description of the federal income tax consequences applicable to a recipient under the 2006 Plan, is based upon the federal tax laws and regulations in effect on the date of this Proxy Statement. Any subsequent changes in such tax laws or regulations may affect the accuracy of this discussion. This discussion does not consider any state, local, or foreign tax consequences or any circumstances that are unique to a particular recipient that may affect the accuracy or applicability of this discussion. Accordingly, each recipient should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of a stock option or award and any subsequent exercise.

        There are generally no federal income tax consequences to a recipient or to deCODE upon the grant or exercise of an incentive stock option except the exercise of an incentive stock option may increase a recipient's alternative minimum tax liability, if any. If a recipient holds shares acquired through exercise of an incentive stock option for two years from the date on which the option is granted and for more than one year from the date on which the shares are transferred to the recipient upon exercise of the option, any gain or loss on the disposition of such shares will be long-term capital gain or loss. Generally, if a recipient disposes of such shares before the expiration of either of these holding periods (a "Disqualifying Disposition"), then at the time of disposition, the recipient will generally recognize taxable ordinary income equal to the lesser of: (i) the excess of the shares' fair market value on the date of exercise over the exercise price, or (ii) the recipient's actual gain, if any, on the purchase and sale. The recipient's additional gain (if any) or any loss upon the Disqualifying Disposition will be a capital gain or loss, which will be long-term or short-term, depending upon whether the recipient held the shares for more or less than one year. In the case of a Disqualifying Disposition, deCODE would be entitled to a tax deduction equal to the ordinary income recognized by the recipient.

        There are no tax consequences to the recipient or to deCODE by reason of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient normally will recognize taxable ordinary income equal to the excess, if any, of the shares' fair market value on the exercise date over the exercise price. For recipients who are employees of deCODE, deCODE is required to withhold, from regular wages (or other available sources), an amount (including employment taxes) based on the ordinary income recognized by the recipient. Upon subsequent disposition of the shares acquired upon exercise of a nonqualified stock option, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the nonqualified stock option. Such gain or loss will be long-term or short-term, depending on whether the recipient held the shares for more or less than one year.

        Generally, no tax is due when an award of restricted stock is initially made, but an award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (i.e., becomes vested or transferable). Income tax and employment tax are paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. deCODE is required to withhold applicable taxes when an award to a recipient who is an employee of deCODE becomes vested. deCODE will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

        There are no federal income tax consequences associated with a SAR granted under the 2006 Plan. A recipient granted a SAR must recognize ordinary compensation income at the time the recipient exercises the SAR in an amount equal to the cash or the fair market value of any shares of stock received upon that exercise. Income tax withholding is required on the income recognized by a recipient upon exercise of a SAR.

        Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers, determined at the end of the company's taxable year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. If we comply with the restrictions of Section 162(m) of the Code and any applicable tax reporting requirements, we will be entitled to a business deduction without being limited by the $1,000,000 cap imposed by Section 162(m). The Administrator may review the potential effects of Section 162(m) of the Code periodically and structure awards in a manner that is intended to avoid disallowances under Section 162(m), but the 2006 Plan does not obligate the Administrator to do so.

New Plan Benefits Table

        The benefits that will be received or allocated, or would have been received or allocated for the last completed fiscal year if the 2006 Plan, as amended, had been in effect, are not determinable. If the amendment to the 2006 Plan is approved by our stockholders, the Administrator will determine, on an individual basis, the amount and type of awards to be granted to individuals under the 2006 Plan.

        The Board of Directors recommends that you cast your vote FOR the approval of the amendment of the deCODE genetics, Inc. 2006 Equity Incentive Plan.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("Deloitte") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions from our stockholders. They will be given the opportunity to make a statement if they wish to do so.

        If the stockholders do not ratify the Audit Committee's decision to appoint Deloitte, the Audit Committee may reconsider its selection. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for ratification.

        Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2007.

        The following table summarizes the fees billed or expected to be billed by Deloitte & Touche LLP ("Deloitte") for services rendered for the fiscal years ended December 31, 2007 and 2006:

Type of Fees	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2006
Audit Fees	$901,360	$1,002,450
Audit-Related Fees	24,600	23,000
Tax Fees	142,850	160,930
All Other Fees	0	0

Total Fees	$1,068,810	$1,186,380

        The caption "audit fees" includes fees for professional services for the audit of our financial statements included in our Form 10-K, review of our financial statements included in our Form 10-Qs, issuance of comfort letters and/or consents in connection with registration statements filed with the Securities and Exchange Commission, and the attestation of management's assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act of 2002. "Audit-related fees" are fees for grant audits, statutory audits, mergers and acquisitions and consultations. "Tax fees" are fees for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Accountants

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and legally permissible non-audit services provided by our independent registered public accounting firm. Pursuant to this policy, all services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. Pre-approval is generally provided for up to one year as to a detailed list of services, subject to a budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to each of its members to pre-approve services that exceed the budgeted amounts or that were not previously pre-approved when time constraints do not permit pre-approval by the full Audit Committee. Any such pre-approvals must be reported to the Audit Committee as its next meeting.

        The Audit Committee pre-approved all services performed by our independent registered public accounting firm during 2006 and 2007.

        The Board of Directors recommends that you cast your vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

OTHER MATTERS

        The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy card will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

        The accompanying proxy is being solicited by our Board of Directors. We will bear all costs of the solicitation of proxies. In addition to the use of the mails, proxies may be solicited by our regular employees, either personally or by telephone or telegraph. We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

        The information in this Proxy Statement refers to deCODE genetics, Inc., a Delaware corporation, its wholly-owned subsidiaries, Islensk erfdagreining ehf., and MediChem Life Sciences, Inc., and their wholly-owned subsidiaries.

        Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 7, 2008, UPON WRITTEN REQUEST MADE TO JOHANN HJARTARSON, GENERAL COUNSEL, AT OUR OFFICES LOCATED AT STURLUGATA 8, IS-101 REYKJAVIK, ICELAND OR KRISTI LANIER, CORPORATE CONTROLLER, AT OUR OFFICES LOCATED AT 1000 WINTER STREET, SUITE 3100, WALTHAM, MASSACHUSETTS 02451. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

By Order of the Board of Directors,
KARI STEFANSSON Chairman, Chief Executive Officer and President
Dated: April 28, 2008

Appendix A

deCODE GENETICS, INC.
2006 EQUITY INCENTIVE PLAN, AS AMENDED

A-i

deCODE GENETICS, INC.
2006 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

A-ii

ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS

        1.1    Purpose.    The deCODE genetics, Inc. 2006 Equity Incentive Plan is intended to provide selected (i) Employees of the Corporation and its Subsidiaries; (ii) consultants and advisers who perform services for the Corporation or its Subsidiaries; and (iii) non-employee directors of the Corporation and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain, and motivate certain Employees, Consultants, and Non-Employee Directors to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries. Awards will be granted under the Plan based, among other things, on a participant's level of responsibility and performance within the Corporation and its Subsidiaries.

        1.2    Authorized Plan Awards.    Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, and SARs (including Tandem SARs) may be awarded within the limitations of the Plan herein described; provided, however, that Incentive Stock Options (including Tandem SARs coupled with Incentive Stock Options) may not be granted to Directors or Consultants.

ARTICLE 2. DEFINITIONS

        2.1    "Administrator."    The Board of Directors or a committee of the Board to which the Board delegates the administration of the Plan as provided herein, provided, however, that for purposes of taking any action which the Administrator is authorized to take with respect to Awards to Non-Employee Directors, the Administrator shall be such committee or the Board of Directors acting without the participation of any member of the Board of Directors who is an employee of the Corporation.

        2.2    "Agreement."    A written or electronic agreement between the Corporation and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

        2.3    "Adoption Date."    The date on which the Board adopts this Plan, subject to the approval of the Plan by the Corporation's stockholders.

        2.4    "Award."    The grant of a Stock Option, Restricted Stock, or a SAR.

        2.5    "Board."    The Board of Directors of the Corporation.

        2.6    "Change in Control."    Except as otherwise provided in an Agreement, the first to occur of any of the following events unless, in the case of Clauses (a), (b) and (c), such event is pursuant to a plan or arrangement approved by the Board:

          (a)   The Corporation is merged with or into or consolidated with another corporation or other entity under circumstances where (i) the stockholders of the Corporation immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing more than fifty percent (50%) of the voting power of the Corporation or other surviving entity;

          (b)   The Corporation is liquidated or sells or otherwise disposes of substantially all of its assets in a single transaction or a series of related transactions;

          (c)   Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) shall become the beneficial owner (within the meaning of Rule 13d-3 under such Act) of forty (40%) percent or more of the Common Stock of the Corporation; or

          (d)   During any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        Notwithstanding Clause (c), a Change in Control shall not be deemed to have occurred if a person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing forty (40%) percent or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to forty (40%) percent or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a person becomes a beneficial owner of forty (40%) percent or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such person under Clause (c).

        2.7    "Code."    The Internal Revenue Code of 1986, as amended.

        2.8    "Common Stock."    The common stock of the Corporation (par value $.001 per share) as described in the Corporation's certificate of incorporation, or such other stock as shall be substituted therefor.

        2.9    "Consultant."    A natural person who, or an employee of any entity that, has contracted directly with the Corporation or a Subsidiary to provide bona fide services to the Corporation or a Subsidiary not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee or a Non-Employee Director who is paid only for providing services as a Director.

        2.10    "Corporation."    deCODE genetics, Inc., a Delaware corporation.

        2.11    "Disability."    The meaning given such term in a person's employment, consulting or other agreement with the Corporation or, in the absence thereof, in any disability insurance policy maintained by the Corporation or a Subsidiary employing or contracting with such person, or in the absence thereof, as defined in Section 22(e)(3) of the Code.

        2.12    "Employee."    Any common law employee of the Corporation or a Subsidiary, including any individual employed through an agreement between the Corporation or a Subsidiary and a professional employer organization; provided, however, that the term "Employee" does not include any individual who renders services pursuant to a written arrangement that expressly provides that the individual is not eligible for participation in the Plan, regardless if such individual is later determined by the Internal Revenue Service or a court of law to be a common law employee.

        2.13    "Exchange Act."    The Securities Exchange Act of 1934, as amended.

        2.14    "Fair Market Value."    As of any date:

          (a)   If the Common Stock is listed on an established stock exchange or exchanges (including the Nasdaq Stock Market), the Fair Market Value shall be deemed to be the closing price of the Common Stock on such stock exchange or exchanges on the day before such date. If no sale of Common Stock has been made on any stock exchange on that day, the Fair Market Value shall be deemed to be such closing price for the next preceding day on which a sale occurred.

          (b)   If the Common Stock is not listed on an established stock exchange (including the Nasdaq Stock Market), the Fair Market Value shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock for the day before such date, and if no "bid" and

  "asked" prices are quoted for the day before such date, the Fair Market Value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

          (c)   In the event that the Common Stock is not traded on an established stock exchange (including the Nadsaq Stock Market) and no closing dealer "bid" and "asked" prices are available on the day before such date, then, subject to the conditions and limitations of Code Section 409A, and the guidance promulgated thereunder, the Fair Market Value will be the price determined by a reasonable application of a reasonable valuation method established by the Administrator in good faith.

          (d)   In connection with determining the Fair Market Value on any relevant day, the Administrator may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

        2.15    "Incentive Stock Option."    A Stock Option intended to satisfy the requirements of Code Section 422(b).

        2.16    "Non-Employee Director."    A member of the Board or of the board of directors of a Subsidiary who is not an Employee.

        2.17    "Nonqualified Stock Option."    A Stock Option that does not satisfy the requirements of Code Section 422(b).

        2.18    "Optionee."    A Participant who is granted a Stock Option pursuant to the provisions of the Plan.

        2.19    "Participant."    An Employee, Consultant, or Non-Employee Director to whom an Award has been granted and remains outstanding.

        2.20    "Performance Criteria."    Any objective determination of performance as specified by the Administrator in an Award. Performance Criteria may differ from Participant to Participant and from Award to Award. Performance Criteria shall be established by the Administrator prior to the issuance of a Performance Grant.

        2.21    "Performance Goal."    One or more goals established by the Administrator that relate to one or more Performance Criteria with respect to an Award intended to constitute a Performance Grant. A Performance Goal shall relate to such period of time, as may be specified by the Administrator at the time of the awarding of a Performance Grant.

        2.22    "Performance Grant."    An Award, the award, vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.

        2.23    "Plan."    The deCODE genetics, Inc. 2006 Equity Incentive Plan.

        2.24    "Restricted Stock."    An award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, if any, including achievement of one or more Performance Goals, as may be specified by the Administrator at the time of such award.

        2.25    "Reference Value."    The dollar amount fixed as such at the date of grant of a SAR, which amount shall not be less than the Fair Market Value of the Common Stock on such date.

        2.26    "Retirement."    The termination of employment or service with the Corporation or a Subsidiary of a Participant who is an Employee or a Non-Employee Director following the first day of the month coincident with or next following (i) attainment of age 65, and (ii) the completion of five (5) years service, in the case of an Employee, or three (3) years of service, in the case of a Non-Employee Director.

        2.27    "Securities Act."    The Securities Act of 1933, as amended.

        2.28    "SAR."    A stock appreciation right, which represents the potential right to receive the increase (if any) in the Fair Market Value of a share of Common Stock on the date of the exercise of such right over the Reference Value of such share of Common Stock on the date the right is granted.

        2.29    "Stock Option" or "Option."    A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.

        2.30    "Subsidiary."    A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of the Corporation.

        2.31    "Tandem SAR."    A SAR granted in connection with the concurrent grant of an Option, which SAR shall expire to the extent the related Option is exercised and vice versa.

        2.32    "Termination or Dismissal For Cause."    The meaning ascribed to such term or a similar term in a person's employment, consulting or other agreement with the Corporation, or in the absence thereof

          (a)   gross or habitual failure to perform the person's assigned duties that is not corrected within fifteen (15) days of written notice to such person thereof; or

          (b)   misconduct, including, but not limited to: (i) conviction of a crime, or entry of a plea of nolo contendere with regard to a crime, involving moral turpitude or dishonesty, (ii) illegal drug use or alcohol abuse on Corporation premises or at a Corporation sponsored event, (iii) conduct by the person which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve, (iv) participation in a fraud or act of dishonesty against the Corporation, or (v) intentional, material violation by the person of any contract between the person and the Corporation.

ARTICLE 3. ADMINISTRATION

        3.1    The Administrator.    The Plan shall be administered by the Board or a committee of the Board to which the Board has delegated administration of the Plan. Any such committee shall be composed of two or more members of the Board, all of whom are (a) "non-employee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, such committee. Vacancies on such committee, however caused, shall be filled by the Board. The Board may at any time, and from time to time, revest in itself the administration of the Plan.

        3.2    Powers of the Administrator.

          (a)   The Administrator shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by the Board.

          (b)   Subject to the terms, provisions and conditions of the Plan, the Administrator shall have exclusive jurisdiction to:

              (i)  determine and select the individuals to be granted Awards (it being understood that more than one Award may be granted to the same person);

             (ii)  determine the number of shares subject to each Award;

            (iii)  determine the date or dates when the Awards will be granted;

            (iv)  determine the exercise price of shares subject to an Option in accordance with Article 6;

             (v)  determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

            (vi)  determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;

           (vii)  determine the Reference Value applicable to SARs;

          (viii)  determine any Performance Criteria and establish any Performance Goals with respect thereto, to be applied to an Award; and

            (ix)  prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.

        3.3    Liability.    No member of the Board or any committee serving as the Administrator shall be liable for any action or determination made in good faith by the Board or the Administrator with respect to this Plan or any Awards granted under this Plan.

        3.4    Establishment and Certification of Performance Goals.    The Administrator shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Except as may otherwise be provided in Articles 8 and 11 hereof, no Option or SAR that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.

        3.5    Performance Grants Not Mandatory.    Nothing herein shall be construed as requiring that any Award be made a Performance Grant.

ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

        4.1    Common Stock Authorized.    The initial total aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 10,000,000. The limitation established by the preceding sentence shall also be subject to adjustment as provided in Article 11.

        4.2    Shares Available.    The Common Stock to be issued under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Administrator, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.

        4.3    Use and Replenishment of Authorized Shares.    All Awards shall be charged, on a share-for-share basis, against the shares authorized under Section 4.1; provided, however, that shares subject to a Tandem SAR shall be charged against the authorized shares only once for the overall number of shares subject thereto and not for both the number of shares subject to the Tandem SAR portion of the Award and the number of shares subject to the Option portion of the Award. The provisions of the preceding sentence shall apply whether an exercised SAR is settled in cash or stock, or partly in both. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan; provided, however, shares subject to a Tandem SAR shall be replenished only once for the overall number of shares subject thereto and not for both the number of shares subject to the SAR portion of the Award and the number of shares subject to the Option portion of the Award.

ARTICLE 5. ELIGIBILITY

        5.1    Participation.    The Administrator shall grant awards only to persons who are Employees, Consultants, or Non-Employee Directors.

        5.2    Incentive Stock Option Eligibility.    The Administrator may grant Incentive Stock Option Awards only to Employees. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 6. STOCK OPTIONS IN GENERAL

        6.1    Exercise Price.    The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to any individual described in the second sentence of Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. In no event shall the exercise price of an Option be less than the fair market value (as determined under Code Section 409A and the guidance promulgated thereunder) on the date of grant. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 11.

        6.2    Limitation on Incentive Stock Options.    The aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and any other plan maintained by the Corporation or a Subsidiary) shall not exceed $100,000.

        6.3    Limitation on Option Awards.    Awards of Options under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock option awards) to any individual Employee shall not exceed, in the aggregate, Options to acquire 1,000,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 11. The limitation in this section shall not include Options that are granted as a part of Tandem SARs. This limitation shall be construed and applied consistently with Section 162(m) of the Code.

        6.4    Transferability of Options.

          (a)   Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by such Optionee.

          (b)   An Optionee may, with the prior approval of the Administrator, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership, or limited liability company or other entity for the benefit of the Optionee and/or one or more of such members to the extent that a registration statement on Form S-8 may be used for the exercise of an Option by such entity), subject to such limits as the Administrator may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, grandchildren and any other family member as to whom a registration statement on Form S-8 may be used for the exercise of an Option.

ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS

        7.1    Term and Vesting.    Each Option granted under the Plan shall terminate on the date determined by the Administrator, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in the second sentence of Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years after the date of grant. Each Option granted under the Plan shall become exercisable (i.e., vested) only after the earlier of the date(s) (i) determined by the Administrator and specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); and (ii) if provided in an Agreement, the Optionee's death, disability or Retirement. Except as provided in Article 8, an Option may be exercised only during the continuance of the Optionee's employment or service with the Corporation or a Subsidiary.

        7.2    Exercise.

          (a)   A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Administrator. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, unless the Administrator otherwise provides prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a Fair Market Value equal to the cash exercise price applicable to the Option (with the Fair Market Value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as the Administrator in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation, a Subsidiary, or a Participant). If the Administrator so provides, the exercise price may be paid in any other form permitted by applicable law.

          (b)   A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

          (c)   Unless the Administrator otherwise provides, at the request of the Participant and to the extent permitted by applicable law, the Participant may pay the exercise price by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

ARTICLE 8. EXERCISE OF OPTIONS FOLLOWING TERMINATION
OF EMPLOYMENT OR SERVICE

        8.1    Retirement; Other Termination by Corporation or Subsidiary.    In the event of an Optionee's termination of employment or Optionee's termination of service as a Non-Employee Director (i) due to Retirement or (ii) by the Corporation or a Subsidiary other than Termination for Cause, such Optionee's Option shall lapse at the earlier of the expiration of the term of such Option or, unless otherwise determined by the Administrator:

          (a)   in the case of an Incentive Stock Option, three months from the date of such termination of employment; and

          (b)   in the case of a Nonqualified Stock Option, one year from the date of such termination of employment or service.

        8.2    Death or Total Disability.    In the event of an Optionee's termination of service due to death or Disability, such Optionee's Option shall lapse at the earlier of the expiration of the term of such Option or, unless otherwise determined by the Administrator:

          (a)   in the case of termination of employment or service due to death, eighteen (18) months from the date of termination of such employment or service; and

          (b)   in the case of termination of employment or service due to Disability, one year from the date of such termination of employment or service.

        8.3    Termination or Dismissal For Cause; Other Termination by Optionee.    In the event of an Optionee's Termination or Dismissal For Cause, or in the event of termination of employment or service with the Corporation or a Subsidiary at the election of an Optionee, such Optionee's Option shall lapse at the earlier of the expiration of the term of such Option or, unless otherwise determined by the Administrator, three months from the date of such termination of employment or service unless otherwise determined by the Administrator.

        8.4    Special Termination Provisions for Options.

          (a)   In the event that an Optionee's employment or service with the Corporation or a Subsidiary is terminated and the Administrator deems it equitable to do so, the Administrator may, in its discretion, waive any continuous service requirement for vesting (but not any Performance Goals) specified in an Agreement pursuant to Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee's termination of employment or service.

          (b)   Notwithstanding any waiver by the Administrator of the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above and the circumstance of an Optionee's termination of employment or service with the Corporation or a Subsidiary is described in Sections 8.1 or 8.2, such Option shall lapse as otherwise provided in the relevant section.

          (c)   Notwithstanding anything to the contrary contained herein, following termination of an Optionee's employment or service with the Corporation, any Option that remains exercisable shall terminate immediately if the Optionee disparages the Corporation or violates the terms of any non-competition or other agreement then in effect between the Optionee and the Corporation, in each case as reasonably determined by the Administrator.

ARTICLE 9. RESTRICTED STOCK

        9.1    In General.    Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award.

Restricted Stock may be issued to a Participant for no payment by the Participant or for such payment, including payment below the Fair Market Value of the Restricted Stock on the date of grant, as the Administrator may determine.

        9.2    Minimum Vesting Period for Certain Restricted Stock Awards.    Each Restricted Stock Award granted to a Participant shall become free of restriction (i.e., become vested) at such times or upon such events (including, without limitation, the satisfaction of one or more Performance Goals) as determined by the Administrator and specified in an Agreement, provided, however, that, unless earlier vested pursuant to Section 9.3, (a) a Restricted Stock Award which is a Performance Grant shall vest not earlier than one (1) year after the date of grant notwithstanding earlier satisfaction of the related Performance Goal or Goals and (b) any other Restricted Stock Award shall vest over a period of not less than three (3) years, provided, further that the foregoing limitations shall not apply to Restricted Stock Awards granted by a committee to which the Board has delegated administration of the Plan pursuant to Section 3.1 hereof in an amount not to exceed, in the aggregate, ten percent (10%) of the shares available for grant under this Plan.

        9.3    Waiver of Vesting Period for Certain Restricted Stock Awards.    In the event that a Participant's employment or service with the Corporation or a Subsidiary is terminated and the Administrator deems it equitable to do so, the Administrator may, in its discretion waive any minimum vesting period (but not the satisfaction of any Performance Goals) with respect to a Restricted Stock Award held by such Participant, provided, however, that the number of shares subject to Restricted Stock Awards as to which the minimum vesting period is waived upon termination of employment or service other than as a result of death, Disability or Retirement shall not exceed, in the aggregate, ten percent (10%) of the shares available for grant under this Plan. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such termination of employment or service.

        9.4    Issuance and Retention of Share Certificates By Corporation.    One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but, until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates. In lieu of the foregoing, the Corporation may instruct its transfer agent to make a book entry record showing ownership of the Restricted Stock in the name of the Participant subject to the terms and conditions of the Plan and the applicable Agreement.

        9.5    Stock Powers.    At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

        9.6    Release of Shares.    Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares or, at the request of the Participant, shall arrange for a transfer of the previously Restricted Stock in book entry form to a brokerage account designated by the Participant.

        9.7    Forfeiture of Restricted Stock Awards.    In the event of the forfeiture of a Restricted Stock Award, by reason of a Participant's termination of employment or service with the Corporation or a Subsidiary prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

        9.8    Assignment, Transfer, Etc. of Restricted Stock Rights.    The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her or a book entry transfer is made to the Participant's brokerage account unless otherwise determined by the Administrator.

ARTICLE 10. STOCK APPRECIATION RIGHTS

        10.1    In General.    SARs shall be subject to such terms and conditions as may be specified in the Agreement issued to the Participant to evidence the grant of such an Award; provided, however, that in no event shall the Reference Value of a SAR be less than the Fair Market Value on the date of grant.

        10.2    Term, Vesting and Exercise Following Termination.    SARs shall be subject to the Plan's term and vesting rules, and the rules for exercise following termination of service, applicable to Nonqualified Stock Options; provided, however, that in the case of a Tandem SAR, such SAR shall be subject to the same term and vesting rules, and the rules for exercise following termination of service, applicable to its related Option.

        10.3    Exercise Procedures and Payment.    SARs shall be subject to such exercise procedures as may be established by the Administrator in the relevant Agreement. Each SAR shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the Reference Value per share of Common Stock, times (ii) the number of shares of Common Stock covered by the SAR. Payment required upon the exercise of a SAR shall be made within 30 days of exercise and may be made in cash, stock, or partly in both, as specified by the Administrator in the relevant Agreement or otherwise.

        10.4    Certain Additional Provisions and Conditions.    The Agreement evidencing the grant of any Tandem SAR under the Plan shall contain such additional provisions and conditions as may be necessary to comply with any applicable securities law and exchange-related requirements and, in the case of a Tandem SAR that includes an intended Incentive Stock Option, such provisions and conditions as may be necessary to qualify the Option as such.

        10.5    Assignment, Transfer, Etc. of SARs.    The rights of a Participant under a SAR shall not be transferable other than by will or the laws of descent and distribution and such SAR shall be exercisable, during the Participant's lifetime, only by him or her, provided, however, that a Tandem SAR shall be transferable to the same extent as the related Stock Option.

        10.6    Limitation on SAR Awards.    Awards of SARs under this Plan (and any other plan of the Corporation or a Subsidiary providing for SAR awards) to any individual Employee shall not exceed, in the aggregate, SARs for 1,000,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 11. This limitation shall be construed and applied consistently with Section 162(m) of the Code.

ARTICLE 11. ADJUSTMENT PROVISIONS

        11.1    Share Adjustments.

          (a)   In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or any other entity, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

          (b)   If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

          (c)   The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

        11.2    Corporate Changes.    A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving entity or a sale of all or substantially all of the Corporation's assets in a single transaction or series of related transactions shall cause each outstanding Award to terminate, except to the extent that another corporation or other entity may and does, in the transaction, assume and continue the Award, substitute its own awards, or otherwise makes provision for the payment of appropriate value therefor.

        11.3    Fractional Shares.    Fractional shares resulting from any adjustment in Awards pursuant to this Article may be settled, as the Administrator shall determine.

        11.4    Binding Determination.    To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive. The Corporation shall give notice of any adjustment to each holder of an Award that has been so adjusted.

ARTICLE 12. GENERAL PROVISIONS

        12.1    Effective Date.    The Plan shall become effective the Adoption Date, provided that stockholder approval is obtained within 12 months of the adoption of the Plan by the Board.

        12.2    Termination of the Plan.    Unless previously terminated by the Board, the Plan shall terminate on, and the Administrator shall grant no Award after the day immediately preceding the tenth anniversary of the Adoption Date.

        12.3    Limitation on Termination, Amendment, Modification, or Suspension.

          (a)   The Board may at any time terminate, amend, modify, or suspend the Plan, provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made solely by the Board which:

              (i)  increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 11.1);

             (ii)  changes the class of eligible Participants; or

            (iii)  otherwise requires the approval of stockholders under applicable federal or state law or the requirements of any securities exchange on which the securities of the Corporation are then listed to avoid potential liability or adverse consequences to the Corporation or a Participant.

          (b)   No termination, amendment, modification, or suspension of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

        12.4    No Right to Grant of Award or Continued Service.    Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who meets the eligibility criteria set forth in Article 5, or (b) confer upon a Participant any right to continue in the employment or service with the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant's employment or service with the Corporation or Subsidiary at any time and for any reason.

        12.5    No Obligation.    No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

        12.6    Intentionally Omitted.

        12.7    Special Rules of Interpretation for Participants Who are not Employees.    In the case of a Participant who is not an Employee on the date on which an Award is made, (a) all references herein to "termination of employment or service" (or words to that effect) shall be construed as references to termination of the working or consulting relationship with the Corporation or Subsidiary, as the case may be and (b) this Plan shall otherwise be construed, as appropriate, to take into account that such Participant is or was not an Employee on the date of grant of an Award.

        12.8    Change in Control.    The Administrator shall have the power to specify in the applicable Agreement, or otherwise provide by resolution prior to a Change in Control or the occurrence of any other event described in Section 11.2, (i) that all or a portion of the outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted upon, or immediately prior to, a Change in Control or such other event and (ii) that following a Change in Control, all or a portion of any Awards not terminated pursuant to Section 11.2 shall be exercisable for the full term thereof notwithstanding any termination of employment or services as a Non-Employee Director by the Award holder.

        12.9    Miscellaneous Rules of Construction.    The transfer of an Employee between the Corporation and any of its Subsidiaries, without more, shall not be deemed a termination of the employment relationship for purposes of this Plan. The change in status of a Participant from an Employee to a Consultant and vice versa shall not constitute a termination of employment or service for purposes of this Plan (except with respect to the eligibility requirements to receive an Incentive Stock Options as set forth in Section 5.2).

        12.10    Withholding Taxes.

          (a)   Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant who is an Employee pay or reimburse to it any withholding taxes when withholding is required by law.

          (b)   Unless the Administrator otherwise provides, a Participant who is an Employee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a Fair Market Value equal to the amount required to be withheld. An election by a Participant who is an Employee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

        12.11    Listing and Registration of Shares.

          (a)   No Option or SAR granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time the Administrator determines in its discretion that the listing, registration, or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

          (b)   If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Administrator a written or electronic statement, satisfactory in form and substance to the Administrator, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Administrator may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."

        12.12    Gender; Number.    Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

        12.13    Applicable Law.    Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the State of Delaware.

        12.14    Headings.    The headings of the several Articles and Sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

☒	Votes must be indicated (x) in Black or Blue ink.

Please sign, date and return this proxy card in the enclosed postage prepaid envelope.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

WITHHOLD
AUTHORTIY to
		FOR all	vote for all
		nominees	nominees
		listed below	listed below	*EXCEPTIONS

1.	Election of Directors.	☐	☐	☐

Nominee: Class I – 01 Birgit Stattin Norinder and 02 Linda Buck

INSTRUCTIONS: To withhold authority to vote for one of the nominees, mark the “Exceptions” box and write the nominee’s name in the space provided below. Indicate your preference by marking only one box above.)

*Exceptions
		FOR	AGAINST	ABSTAIN
2.	Approval of the amendment of the Company’s 2006 Equity Incentive Plan to increase the number of shares of common stock, that may be subject to award thereunder to 10,000,000.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

	I/WE PLAN TO ATTEND THE MEETING		☐

Signature	Signature	Date

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person

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deCODE genetics, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2008 ANNUAL MEETING OF STOCKHOLDERS – May 29, 2008

The undersigned hereby appoints Kári Stefánsson and Jóhann Hjartarson, and each of them, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value U.S. $.001 per share, of deCODE genetics, Inc. a Delaware corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders, to be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, IL on Thursday, May 29, 2008 at 9:00 A.M. local time and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement dated April 28, 2008. receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

This proxy is being solicited by the Board of Directors of deCODE genetics, Inc. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards in 2007
Outstanding Equity Awards at Fiscal Year End for 2007
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
PROPOSAL 2 APPROVAL OF AN AMENDMENT OF THE 2006 EQUITY INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
  Appendix A
deCODE GENETICS, INC. 2006 EQUITY INCENTIVE PLAN TABLE OF CONTENTS
ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS
ARTICLE 2. DEFINITIONS
ARTICLE 3. ADMINISTRATION
ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN
ARTICLE 5. ELIGIBILITY
ARTICLE 6. STOCK OPTIONS IN GENERAL
ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS
ARTICLE 8. EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE
ARTICLE 9. RESTRICTED STOCK
ARTICLE 10. STOCK APPRECIATION RIGHTS
ARTICLE 11. ADJUSTMENT PROVISIONS
ARTICLE 12. GENERAL PROVISIONS